As filed with the Securities and Exchange Commission on April 25, 2012
File No. 811-22303

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT

UNDER
THE INVESTMENT COMPANY ACT OF 1940
AMENDMENT NO. 4

John Hancock Collateral Investment Trust
(Exact Name of Registrant as Specified in Charter)
101 Huntington Avenue
Boston, Massachusetts 02199-7603
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (617) 375-1500

CAROLYN M. FLANAGAN, ESQ.
101 Huntington Avenue
Boston, Massachusetts 02199-7603
(Name and Address of Agent for Service)
COPIES OF COMMUNICATIONS TO:
THOMAS A. DECAPO, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER, & FLOM LLP
ONE BEACON STREET
BOSTON, MASSACHUSETTS 02108-3107
EXPLANATORY NOTES
     This Registration Statement on Form N-1A has been filed by John Hancock Collateral Investment Trust (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests of the Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. With the exception of John Hancock Signature Services, Inc., only certain investment companies advised by affiliates of the Fund’s investment adviser that are “accredited investors” within the meaning of Regulation D under the 1933 Act, may invest in the Fund. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Fund.
     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document. The Fund’s Part A is incorporated by reference into the Fund’s Part B, and Part B is incorporated by reference into the Fund’s Part A.
Dated: April 25, 2012

JOHN HANCOCK COLLATERAL INVESTMENT TRUST
PART A
Dated: April 25, 2012
THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN JOHN HANCOCK COLLATERAL INVESTMENT TRUST.
Responses to Items 1, 2, 3, 4 and 13 have not been included pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
ITEM 5. MANAGEMENT
(a) Investment Advisers.
The name of the investment adviser of John Hancock Collateral Investment Trust (the “Fund”) is Manulife Asset Management (US) LLC (“Manulife AM (US)”).
(b) The portfolio managers, their titles and length of association with the fund are as follows:
Jeffrey N. Given, Vice President of Manulife AM (US); Michael Lorizio, Fixed Income Trader of Manulife AM (US); and Christopher Coccoluto, Fixed Income Trader of Manulife AM (US) (since July 5, 2010) and Evita M. Stoltzmann, Fixed Income Trader of Manulife AM (US) (since June 1, 2009, the Fund’s commencement of operations).
ITEM 6. PURCHASE AND SALE OF FUND SHARES
(a) Purchase of Fund Shares. There is no minimum initial or subsequent investment requirement for the Fund.
(b) The Fund’s shares are redeemable daily by contacting the Fund’s transfer agent on any business day by written request or wire transfer.
ITEM 7. TAX INFORMATION
The Fund intends to make distributions taxed as ordinary income or as capital gains.
ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION
Statement omitted.

ITEM 9.	INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS
(a) Investment Objective.
The Fund’s investment objective is to seek current income, while maintaining adequate liquidity, safeguarding the return of principal and minimizing risk of default. The Fund’s investment objective is not a fundamental policy and may be changed without shareholder approval. There is no assurance that the Fund will achieve its investment objective.

(b) Implementation of Investment Objective.
The Fund invests only in U.S.-dollar-denominated securities rated, at the time of investment, within the two highest short-term credit categories and their unrated equivalents. These securities may be issued by:
•	U.S. and foreign companies;

•	U.S. and foreign banks;

•	U.S. and foreign governments;

•	U.S. agencies, states and municipalities; and

•	International organizations such as the World Bank and the International Monetary Fund.
The Fund may also invest in repurchase agreements based on these securities.
The Fund maintains an average dollar-weighted maturity of 90 days or less and does not invest in securities with remaining maturities of more than 13 months.
(c) Risks.
An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund will comply with the rating, maturity and diversification requirements set forth herein, the Fund is not a money market fund within the meaning of Rule 2a-7 under the Investment Company Act of 1940 as amended (the “1940 Act”) and does NOT seek to maintain a stable $1.00 share price. The Fund is managed pursuant to the investment policies and limitations described in this Registration Statement (which are the same as, or consistent with, the credit quality, maturity and diversification policies and limitations applicable to registered money market funds as of June 30, 2009). Specifically, the U.S. Securities and Exchange Commission’s (the “SEC”) amendments to Rule 2a-7 in SEC Release No. IC-29132, effective May 5, 2010, will not be applicable to the Fund. In managing the Fund, Manulife AM (US) may give consideration to the rules promulgated by the SEC, SEC no-action letters and SEC interpretive guidance generally applicable to registered money market funds. The value of the Fund’s shares could go down in price, meaning that you could lose money by investing in the Fund. Many factors influence the Fund’s performance, and they are described in more detail below.
Instability in the financial markets (the “credit crisis”) has led the United States government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases, a lack of liquidity. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Fund’s portfolio holdings. Furthermore, volatile financial markets can expose the Fund to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Fund.
Below are descriptions of the main factors that may play a role in shaping the Fund’s overall risk profile. The descriptions appear in alphabetical order, not in order of importance. For further details about Fund risks, including additional risk factors that are not discussed in this Part A because they are not considered primary factors, see the Fund’s Part B.
Changing distribution levels risk. The amount of the distributions paid by the Fund generally depends on the amount of income and/or dividends received by the Fund on the securities it holds. The Fund may not be able to pay distributions or may have to reduce its distribution level if the income and/or dividends the Fund receives from its investments decline.
Credit quality risk. The Fund invests exclusively in high-quality debt securities (generally those that are in the two highest credit categories). Fixed-income securities are subject to the risk that the issuer of the security will not repay all or a portion of the principal borrowed and will not make all interest payments. If the credit quality of a fixed-income security deteriorates below the two highest credit rating categories after the Fund has purchased the security, the Fund will not be required to dispose of the security. Moreover, since the Fund is not a money market fund within the meaning of Rule 2a-7, it does not follow the procedures set forth in Rule 2a-7 relating to issuer downgrades, defaults or other similar events.
Dodd-Frank Act risk. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law in July 2010, has resulted in a significant revision of the U.S. financial regulatory framework. The Dodd-Frank Act covers a broad range of topics, including, among many others, a reorganization of federal financial regulators; a process designed to ensure financial systematic stability and the resolution of potentially insolvent financial firms; new rules for derivatives trading; the creation of a consumer financial protection watchdog; the registration and regulation of private funds and private fund advisers; the regulation of credit rating agencies; and new federal requirements for residential mortgage loans.
The implementation of the Dodd-Frank Act has the potential to significantly revise the manner in which market participants use credit ratings. Pursuant to the Dodd-Frank Act, the SEC has requested comment on the feasibility and desirability of: standardizing credit ratings terminology; standardizing the market stress conditions under which ratings are evaluated; requiring a quantitative correspondence between credit ratings and a range of default probabilities and loss expectations under standardized conditions of economic stress; and standardizing credit rating terminology across asset classes. Standardization and government intervention over specific ratings methodology and components of ratings has the potential to decrease the value of ratings, which may harm the market and investors. It could also lead to ratings that would, in effect, be fungible, thus potentially leading to fewer credit rating agencies and less pressure to ensure the quality of ratings. Moreover, pursuant to the Dodd-Frank Act the SEC has proposed revisions to various rules and forms under the Federal securities laws (including Rule 2a-7 under the 1940 Act) that would eliminate references to or requirements based upon credit ratings, and replace them with other standards of creditworthiness deemed appropriate by the SEC. The ultimate impact of these proposed changes on the market and investors, when and if implemented, is currently unforeseeable.
The ultimate impact of the Dodd-Frank Act, and any resulting regulation, is not yet certain and issuers in which the Fund invests may also be affected by the new legislation and regulation in ways that are currently unforeseeable.
Fixed-income securities risk. Fixed-income securities are affected by changes in interest rates and credit quality. A rise in interest rates typically causes bond prices to fall. The longer the average maturity of the bonds held by the Fund, the more sensitive the Fund is likely to be to interest rate changes. There is the possibility that the issuer of the security will not repay all or a portion of the principal borrowed and will not make all interest payments.
Foreign securities risk. Funds that invest in securities traded principally in securities markets outside the United States are subject to additional and more varied risks, as the value of foreign securities may change more rapidly and more extremely than the value of U.S. securities. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. There are generally higher transactions costs on foreign portfolio transactions, transfer taxes, higher custodial costs and the possibility that foreign taxes will be charged on interest payable on foreign securities. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in a foreign security.
Interest rate risk. Debt securities are affected by changes in interest rates. The market value of debt securities will generally fall as interest rates rise. As with any investment whose yield reflects current interest rates, the Fund’s yield will change over time. During periods when interest rates are low, the Fund’s yield (and total return) also will be low. The longer the duration or maturity of a fixed-income security, the more susceptible it is to interest rate risk.
Issuer risk. An issuer of a security may perform poorly and, therefore, the value of its stocks and bonds may decline. An issuer of securities held by the fund could default or have its credit rating downgraded.
Prepayment of principal. Many types of debt securities, including floating rate loans, are subject to prepayment risk. Prepayment risk occurs when the issuer of a security can repay principal prior to the security’s maturity. Securities subject to prepayment risk can offer less potential for gains when the credit quality of the issuer improves.
Redemption risk. Substantial redemptions of shares by the Fund’s investors within a short period of time could require the Fund to liquidate positions more rapidly than would otherwise be desirable, which could result in losses that would adversely affect the net asset value (“NAV”) of both the shares being redeemed and the remaining outstanding shares. Shares held by the adviser, its affiliates or investment companies under their management may, from time to time, represent a substantial portion of the Fund’s assets. Manulife AM (US) and its affiliates are not under any obligation to the Fund with respect to the amount or timing of these investments or redemption of their investments.
Rule 2a-7 Non-compliance risk. Rule 2a-7 was amended effective May 5, 2010. The amendments to Rule 2a-7 do not apply to the Fund. For example, revised Rule 2a-7 limits the average weighted portfolio maturity of a money market fund to 60 days or less. The Fund will maintain an average weighted portfolio maturity of 90 days, or less. At the same time, this means that the Fund will have greater interest rate volatility and exposure to credit risk than a money market fund. Under guidance applicable to money market funds, the Fund may calculate the maturity of its securities with reference to interest rate reset dates. The SEC has introduced a 120 day limit on the average weighted life of a money market fund. The Fund will not limit its investments in floating rate securities or determine its average weighted life, meaning that it may hold a portfolio with a longer average weighted life than a registered money market fund. While this is consistent with the Fund’s historic practices, the Fund may be considered to have greater average long term exposure to the creditworthiness of the issuers of its securities than would a money market fund. The Fund does not meet the 7 day and 30 day liquidity requirements of a registered money market fund. The Fund is not obligated to limit its use of repurchase agreements to those collateralized by government securities or cash, as is the case for money market funds. The Fund is not required to adopt the board-approved stress testing procedures of the kind prescribed by revised Rule 2a-7 for funds that seek to maintain a $1.00 NAV. The Fund will, however, follow the provision in revised Rule 2a-7 with respect to elimination of the requirement that one rating agency rate an asset backed security.
The Fund’s Trustees believe that preservation of the ability to invest in a portfolio under the practices it followed prior to the adoption of revised Rule 2a-7 will assist the Fund in enhancing the Fund’s yield to its investors at a reasonable level of risk consistent with the Fund’s historic practices. In addition, in evaluating whether or not to adopt the limitations of revised Rule 2a-7, the Board considered the Fund’s performance during the credit crisis and the ability of the Fund to operate effectively and to preserve liquidity and yield throughout the credit crisis under its current policies and procedures. In considering whether to adopt the stress testing procedures, the Board gave consideration to the fact that these procedures are designed to address the risk that a money market fund may “break the buck”. The Fund’s NAV per share varies daily; however, making “break the buck” risk management procedures irrelevant. The Board and Manulife AM (US) will continue to review factors that may affect the Fund’s performance including the Fund’s liquidity, the potential impact of interest rate changes, securities lending patterns, and the profitability of securities loans for the investors in the Fund, as part of the Fund’s quarterly portfolio reviews.
United States credit rating downgrade risk. On August 5, 2011, S&P lowered its long-term sovereign credit rating on the U.S. to “AA+” from “AAA” with a negative outlook. Moody’s affirmed the Aaa long-term sovereign credit rating of the U.S. on November 21, 2011 while maintaining its negative outlook. The downgrade by S&P and any future downgrades by other rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs generally. These events could have significant adverse effects on the economy generally and could result in significant adverse impacts on securities issuers and the Fund. Manulife AM (US) cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio.

(d) Portfolio Holdings.
A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Part B.
ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
(a)(1) Management.
Manulife AM (US) will serve as the Fund’s investment adviser. Manulife AM (US) will manage the Fund’s business and overall investment activities, including the Fund’s day-to-day portfolio management. Manulife AM (US) is located at 101 Huntington Avenue, Boston, MA 02199. Manulife AM (US) was founded in 1979 and is a wholly owned subsidiary of John Hancock Financial Services, Inc. (a subsidiary of Manulife Financial Corporation) and, as of March 31, 2012, had total assets under management of approximately $136.85 billion.
The Fund pays Manulife AM (US) a management fee for its services to the Fund. The fee is stated as an annual percentage of the current value of the net assets of the Fund determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

	First $1.5 billion	Over $1.5 billion
Average daily net assets of the Fund	0.05%	0.03%
In consideration of such fee, Manulife AM (US) manages the assets of the Fund and is responsible under the terms of the investment management contract for paying for the office space and all of its employees that provide services to the Fund. During its most recent fiscal year, the Fund paid Manulife AM (US) an annualized management fee rate equal to 0.03% of the Fund’s average daily net assets.
A discussion regarding the basis for the Trustees’ approval of the continuation of the Fund’s investment management contract is available in the Fund’s semi-annual report for the period commencing January 1, 2011 and ended June 30, 2011.
(a)(2) Portfolio Management
Below are brief biographical profiles of the leaders of the Fund’s investment management team, in alphabetical order. These managers share portfolio management responsibilities. For more information about these individuals, including information about their compensation, other accounts they manage and any investments they may have in the Fund, see Part B.

Jeffrey N. Given, CFA
•	Joined Fund team on June 1, 2009.

•	Vice President, Manulife AM (US) (since 2005).

•	Second vice president, John Hancock Advisers, LLC (1993-2005).

•	Began business career in 1993.
Michael Lorizio
•	Joined Fund team on June 1, 2009.

•	Fixed income trader, Manulife AM (US) (since 2000).

•	Began business career in 1999.
Evita M. Stoltzmann
•	Joined Fund team on June 1, 2009.

•	Fixed income trader, Manulife AM (US) (since 2008).

•	Assistant Vice President, State Street Corporation (2003-2008).

•	Began business career in 2003.
Christopher Coccoluto
•	Joined Fund team on July 5, 2010.

•	Fixed income trader, Manulife AM (US) (since 2010).

•	Investment Analyst for Manulife Asset Management within the Hancock Timber Resource Group, High Yield team, & Strategic Income team (2008-2010)

•	Began business career in 2008
(a)(3) Legal Proceedings.
None
(b) Capital Stock.
Fund shares may not be transferred, but an investor may redeem all or any portion of its shares in the Fund at NAV on any day on which the New York Stock Exchange (“NYSE”) is open, subject to certain exceptions. For more information about the ability of an investor to redeem all or any portion of its investment in the Fund, please see Item 11 herein. The Fund reserves the right to issue additional shares. Investors in the Fund have no preemptive or conversion rights, and shares when issued will be fully paid and non-assessable, except as set forth below.
The Fund has no current intention to hold annual meetings of investors, except to the extent required by the 1940 Act, but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Each investor in the Fund will participate equally in accordance with its pro rata interests in the assets of the Fund. Upon liquidation of the Fund, investors would be entitled to share, in proportion to their investment in the Fund, in the assets of the Fund available for distribution to investors.

The Fund is organized as a Massachusetts business trust. Under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for acts or obligations of the trust. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts, obligations and affairs of the Fund. The Declaration of Trust also provides for indemnification out of the Fund’s assets for all losses and expenses of any shareholder held personally liable by reason of being or having been a shareholder. Furthermore, the Fund shall not be liable for the liabilities of any other John Hancock fund. Liability is therefore limited to circumstances in which the Fund itself would be unable to meet its obligations, and the possibility of this occurrence is remote.

ITEM 11. SHAREHOLDER INFORMATION
(a) Pricing of Fund Shares.
The offering price that applies to a purchase order is the next NAV calculated after the purchase order is received and accepted by the Fund or its agent. The Fund calculates the NAV of the shares at 4:00 p.m. Eastern Time on each day that the NYSE is open. Currently, the NYSE is not open on weekends, New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. To the extent the Fund holds securities traded on foreign markets, those securities may trade on days on which the Fund does not calculate the NAV of its shares and thus the NAV of the Fund may change on days when investors will not be able to purchase or redeem Fund shares. Securities held by the Fund are valued at their market value if market quotations are readily available. Otherwise, securities held by the Fund are valued at fair value as determined in good faith by the Fund’s Board of Trustees. Any actions of the committee appointed by the Board of Trustees to make pricing determinations under valuation policies adopted by the Fund’s Board of Trustees (the “Pricing Committee”), as the Board’s designee, are subject to oversight by the Board.
Generally, trading in non-U.S. securities, U.S. government securities and money market instruments is substantially completed each day at various times prior to the close of trading on the NYSE. The values of such securities used in computing the NAV of the Fund’s shares are generally determined as of such times and are generally transmitted to the Fund prior to 4:00 pm. Eastern time. These prices are intended to represent the market value of the relevant security and are based on the last market price quotation in the market in which they are traded. If market quotations or official closing prices are not readily available or are deemed unreliable, a security will be valued by a method that the Fund’s Board (or the Pricing Committee as its designee) believe accurately reflects fair value. A market price may be deemed unreliable, for example, if a security is thinly traded or if a security’s value has been materially affected by events occurring after the close of the exchange or market on which the security is principally traded.
In deciding whether to make a fair value adjustment to the price of a security, the Fund’s Board (or the Pricing Committee as its designee) may review a variety of factors, including developments in foreign markets, the performance of U.S. securities markets, and the performance of instruments trading in U.S. markets that represent foreign securities and baskets of foreign securities. The Fund may also fair value securities in other situations, for example, when a particular foreign market is closed but the Fund is calculating its NAV or when a designated index changes by a certain percentage. In such circumstances, the Fund may use a pricing service that employs fair value model pricing in valuing foreign securities held by the Fund.
Fair value pricing of securities is intended to help ensure that the Fund’s NAV reflects the fair market value of the Fund’s portfolio securities as of the close of regular trading on the NYSE (as opposed to a value that is no longer reflects market value as of such close), thus limiting the opportunity for aggressive traders or market timers to purchase shares of the Fund at deflated prices reflecting stale security valuations and promptly sell such shares at a gain thereby diluting the interests of long-term shareholders. However, a security’s valuation may differ depending on the method used for determining value, and no assurance can be given that fair value pricing of securities will successfully eliminate all potential opportunities for such trading gains. The use of fair value pricing has the effect of valuing a security based upon the price that the Fund might reasonably expect to receive if it sold that security in an orderly transaction between market participants but does not guarantee that the security can be sold at the fair value price. Further, because of the inherent uncertainty and subjective nature of fair valuation, a fair valuation price may differ significantly from the value that would have been used had a readily available market price for the investment existed, and these differences could be material. With respect to any portion of the Fund’s assets that is invested in another open-end investment company, that portion of the Fund’s NAV is calculated based on the NAV of that investment company. The prospectus for the other investment company explains the circumstances and effects of fair value pricing for that other investment company.
(b) Purchase of Fund Shares.
Shares of the Fund are issued after the acceptance of purchase orders by the Fund or its agent solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the 1933 Act. Investments in the Fund may only be made by certain “accredited investors” within the meaning of Regulation D under the 1933 Act, including other investment companies. This Part A does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.
All investments are made at the NAV next determined after a purchase order and payment for the investment is received by the Fund or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments in the Fund at any time or to reject any investment order.
(c) Redemption of Fund Shares.
An investor in the Fund may sell (redeem) some or all of its investment by submitting a redemption request to the Fund or its agent on any business day the NYSE is open for trading. Shares will be redeemed at the current NAV calculated after the order is received by the Fund or its agent. Shares redeemed will not receive distributions declared on the effective date of the redemption. The proceeds of a redemption will be paid either by Fedwire, other immediately available funds or Fund property, normally on the business day on which the shares are redeemed. Payment may be delayed for not more than seven (7) days after the receipt and acceptance of the redemption order if reasonably necessary to prevent such redemption from having a material adverse impact on the Fund or the remaining shareholders, except as otherwise permitted by the 1940 Act or as provided by the SEC. The Fund reserves the right to pay redemptions in kind. Shares of the Fund may not be transferred.
The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act or the SEC, if an emergency exists. In no event will the Fund or any Trustee be liable to a beneficial owner for interest on the proceeds of any redemption.

(d) Dividends and Distributions.
The Fund generally declares dividends daily and pays them monthly. Capital gains, if any, are typically distributed at least annually. Most of the Fund’s dividends are income dividends. Dividends begin accruing the day the Fund receives payment and continues up until the day your shares are actually sold. Dividends generally will be paid in cash, unless a shareholder elects to have dividends automatically reinvested in additional shares of the Fund.
(e) Frequent Purchases and Redemption of Fund Shares.
The Fund does not knowingly accept shareholders who engage in “market timing” or other types of excessive short-term trading. Short-term trading into and out of the Fund can disrupt portfolio investment strategies and may increase Fund expenses for all shareholders, including long-term shareholders who do not generate these costs. However, because this Fund is intended to serve as a vehicle for cash management purposes, investors in the Fund value the ability to add and withdraw their funds quickly and without restrictions. In addition, the Fund does not offer shares of the Fund for sale to the general public. For these reasons, the Fund’s Board of Trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of the Fund’s shares, and the Fund does not impose redemption fees or minimum holding periods for its investors.
(f) Tax Consequences.
For investors who are not exempt from federal income taxes, dividends you receive from the Fund are generally considered taxable, whether received in cash or reinvested in additional shares of the Fund. Dividends from the Fund’s short-term capital gains are taxable as ordinary income. Dividends from the Fund’s long-term capital gains (if any) are taxable to individuals at a lower rate. The Fund generally does not expect to make any distributions from long-term capital gains. Whether gains are short-term or long-term depends on the Fund’s holding period. Some dividends paid in January may be taxable as if they had been paid the previous December.
Any time you sell shares, it may be considered a taxable event for you if you are not exempt from federal income taxes. Depending on the purchase price and the sale price of the shares you sell, you may have a gain or a loss on the transaction. You are responsible for any tax liabilities generated by your transactions.
ITEM 12. DISTRIBUTION ARRANGEMENTS
(a) Sales Loads.
Not applicable.
(b) Rule 12b-1 Fees.
Not applicable.
(c) Multiple Class and Master-Feeder Funds.
Not applicable.

JOHN HANCOCK COLLATERAL INVESTMENT TRUST
PART B
Dated: April 25, 2012
ITEM 14. COVER PAGE AND TABLE OF CONTENTS
This Part B provides information about John Hancock Collateral Investment Trust (the “Fund”), in addition to the information that is contained in the Fund’s Part A.
This Part B is not a prospectus. It should be read in conjunction with the Part A, dated April 25, 2012. This Part B incorporates by reference the Fund’s annual report for the fiscal year ended December 31, 2011. A copy of this Registration Statement or annual report can be obtained free of charge by writing or telephoning:
John Hancock Signature Services, Inc.
P.O. Box 55913
Boston, MA 02205-5913
1-800-225-5291
NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY INTERESTS IN THE FUND.

ITEM 15. FUND HISTORY
The Fund was organized as a Massachusetts business trust on May 19, 2009 under the laws of The Commonwealth of Massachusetts and is the successor to the John Hancock Cash Investment Trust, a Delaware common law trust that was treated as a partnership for federal income tax purposes (“CIT”). The Fund acquired all of the assets of CIT in exchange solely for (i) the assumption of all of the liabilities of CIT, and (ii) the issuance of shares of beneficial interest of the Fund to CIT, followed by the distribution by CIT, in liquidation of CIT, of the shares of the Fund to CIT’s shareholders. Initially, the Fund was treated as a partnership for federal income tax purposes, but elected to be treated as a corporation for federal income tax purposes effective as of June 1, 2009, and has also elected to be treated and intends to qualify in each taxable year as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended.
ITEM 16. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.
(a) Classification.
The Fund is a diversified, open-end, management investment company.
(b) Investment Strategies and Risks.
The following information supplements the discussion of the Fund’s investment objective and policies discussed in the Part A. Appendix A contains further information describing investment risks.
The Fund’s investment objective is to seek current income, while maintaining adequate liquidity, safeguarding the return of principal and minimizing risk of default. The Fund invests in high quality money market instruments. The Fund’s investments will be subject to the market fluctuation and risks inherent in all securities. There is no assurance that the Fund will achieve its investment objective.
The Fund seeks to achieve its objective by investing in money market instruments including, but not limited to, U.S. Government, municipal and foreign governmental securities; obligations of international organizations (e.g., the World Bank and the International Monetary Fund); obligations of U.S. and foreign banks and other lending institutions; corporate obligations; repurchase agreements. All of the Fund’s investments will be denominated in U.S. dollars.
At the time the Fund acquires its investments, they will be rated (or issued by an issuer that is rated with respect to a comparable class of short-term debt obligations) in one of the two highest rating categories for short-term debt obligations assigned by at least two nationally recognized rating organizations (or one rating organization if the obligation was rated by only one such organization). These high quality securities are divided into “first tier” and “second tier” securities. First tier securities have received the highest rating from at least two rating organizations (or one, if only one has rated the security). Second tier securities have received ratings within the two highest categories from at least two rating agencies (or one, if only one has rated the security), but do not qualify as first tier securities. The Fund may also purchase obligations that are not rated, but are determined by the Fund’s investment adviser, Manulife Asset Management (US) LLC (“Manulife AM (US)” or the “Adviser”), based on procedures adopted by the Trustees, to be of comparable quality to rated first or second tier securities. The Fund may not purchase any second tier security if, as a result of its purchase (a) more than 5% of its total assets would be invested in second tier securities or (b) more than 1% of its total assets or $1 million (whichever is greater) would be invested in the second tier securities of a single issuer.

Ratings as Investment Criteria. In general, the ratings of Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Group (“S&P”) and Fitch Investors Service (“Fitch”) represent the opinions of these agencies as to the quality of the securities which they rate. It should be emphasized, however, that such ratings are relative and subjective and are not absolute standards of quality. These ratings will be used by the Fund as initial criteria for the selection of portfolio securities. Among the factors which will be considered are the long-term ability of the issuer to pay principal and interest and general economic trends. Appendix B contains further information concerning the ratings of Moody’s, S&P and Fitch and their significance.
Subsequent to its purchase by the Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither of these events will require the sale of the securities by the Fund, but the Adviser will consider the event in its determination of whether the Fund should continue to hold the securities. Since the Fund is not a money market fund within the meaning of Rule 2a-7 the Investment Company Act of 1940, as amended (“1940 Act”), it does not follow the procedures set forth in Rule 2a-7 relating to issuer downgrades, defaults or other similar events.
All of the Fund’s investments will mature in 397 days or less. The Fund will maintain an average dollar-weighted portfolio maturity of 90 days or less.
U.S. Government and Foreign Government Securities. U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or —sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks (“FHLBs”)).
Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of a Fund to enforce its rights against the foreign government issuer. As with other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.
Since 2010, several European Union (“EU”) countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. There is continued concern about national-level support for the euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. Thus, the risk of investing in foreign sovereign debt, particularly of EU member countries, has dramatically increased as a result of this European debt crisis. This debt crisis and the ongoing efforts of governments around the world to address it has resulted in increased volatility and uncertainty in the U.S. and global economy and securities markets and it is impossible to predict the effects of these or similar events in the future on the U.S. and global economy and securities markets or on the Fund’s portfolio, though it is possible that these or similar events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. Moreover, as the European debt crisis has progressed the possibility of one or more eurozone countries exiting the European Economic and Monetary Union, or even the collapse of the euro as a common currency, has arisen. The effects of the collapse of the euro, or of the exit of one or more countries from the Economic and Monetary Union, on the U.S. and global economy and securities markets are impossible to predict and any such events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities, and include the International Bank for Reconstruction and Development (the “World Bank”), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.
Like other fixed income securities, U.S. government securities and foreign government securities are subject to market risk and their market values typically will change as interest rates fluctuate. For example, the value of an investment in a Fund that holds U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.
In addition to investing directly in U.S. government securities and foreign government securities, a Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.
Custodial Receipts. The Fund may acquire custodial receipts in respect of U.S. Government securities. Such custodial receipts evidence ownership of future interest payments, principal payments or both on certain notes or bonds. These custodial receipts are known by various names, including Treasury Receipts, Treasury Investors Growth Receipts (“TIGRs”), and Certificates of Accrual on Treasury Securities (“CATS”). For certain securities law purposes, custodial receipts are not considered U.S. Government securities.
Bank and Corporate Obligations. The Fund may invest in commercial paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. The commercial paper purchased by the Fund consists of direct U.S. dollar denominated obligations of domestic or foreign issuers. Bank obligations in which the Fund may invest include certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.
Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. Bank notes and bankers’ acceptances rank junior to domestic deposit liabilities of the bank and pari passu with other senior, unsecured obligations of the bank. Bank notes are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other insurer. Deposit notes are insured by the FDIC only to the extent of $250,000 per depositor per bank.
Municipal Obligations. The Fund may invest in a variety of municipal obligations which consist of municipal bonds, municipal notes and municipal commercial paper.
Municipal Bonds. Municipal bonds are issued to obtain funds for various public purposes including the construction of a wide range of public facilities such as airports, highways, bridges, schools, hospitals, housing, mass transportation, streets and water and sewer works. Other public purposes for which municipal bonds may be issued include refunding outstanding obligations, obtaining funds for general operating expenses and obtaining funds to lend to other public institutions and facilities. In addition, certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds for many types of local, privately operated facilities. Such debt instruments are considered municipal obligations if the interest paid on them is exempt from federal income tax. The payment of principal and interest by issuers of certain obligations purchased by the Fund may be guaranteed by a letter of credit, note repurchase agreement, insurance or other credit facility agreement offered by a bank or other financial institution. Such guarantees and the creditworthiness of guarantors will be considered by the Adviser in determining whether a municipal obligation meets the Fund’s investment quality requirements. No assurance can be given that a municipality or guarantor will be able to satisfy the payment of principal or interest on a municipal obligation.
Municipal Notes. Municipal notes are short-term obligations of municipalities, generally with a maturity ranging from six months to three years. The principal types of such notes include tax, bond and revenue anticipation notes and project notes.
Municipal Commercial Paper. Municipal commercial paper is a short-term obligation of a municipality, generally issued at a discount with a maturity of less than one year. Such paper is likely to be issued to meet seasonal working capital needs of a municipality or interim construction financing. Municipal commercial paper is backed in many cases by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks and other institutions.
Federal tax legislation enacted in the 1980s placed substantial new restrictions on the issuance of the bonds described above and in some cases eliminated the ability of state or local governments to issue municipal obligations for some of the above purposes. Such restrictions do not affect the federal income tax treatment of municipal obligations in which the Fund may invest which were issued prior to the effective dates of the provisions imposing such restrictions. The effect of these restrictions may be to reduce the volume of newly issued municipal obligations.
Issuers of municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions the power or ability of any one or more issuers to pay when due the principal of and interest on their municipal obligations may be affected.
The yields of municipal bonds depend upon, among other things, general money market conditions, general conditions of the municipal bond market, size of a particular offering, the maturity of the obligation and rating of the issue. The ratings of S&P, Moody’s and Fitch represent their respective opinions on the quality of the municipal bonds they undertake to rate. It should be emphasized, however, that ratings are general and not absolute standards of quality. Consequently, municipal bonds with the same maturity, coupon and rating may have different yields and municipal bonds of the same maturity and coupon with different ratings may have the same yield. Many issuers of securities choose not to have their obligations rated. Although unrated securities eligible for purchase by the Fund must be determined to be comparable in quality to securities having certain specified ratings, the market for unrated securities may not be as broad as for rated securities since many investors rely on rating organizations for credit appraisal. In addition, following S&P’s downgrade of the U.S., the major rating agencies have also placed many municipalities on review for potential downgrades, which could impact the market price, liquidity and volatility of the municipal bonds held by the Fund in its portfolio.
Investments in Foreign Securities. The Fund may invest in U.S. dollar denominated foreign securities and certificates of deposit, bankers’ acceptances and fixed time deposits and other obligations issued by foreign banks and their U.S. and foreign branches and foreign branches of U.S. banks. The Fund may also invest in municipal instruments backed by letters of credit issued by certain foreign banks. The Fund is restricted to purchasing U.S. dollar denominated securities.
Investing in obligations of non-U.S. issuers and foreign banks, particularly securities of issuers located in emerging countries, may entail greater risks than investing in similar securities of U.S. issuers. These risks include (i) social, political and economic instability; (ii) the small current size of the markets for many such securities and the currently low or nonexistent volume of trading, which may result in a lack of liquidity and in greater price volatility; (iii) certain national policies which may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (iv) foreign taxation; and (v) the absence of developed structures governing private or foreign investment or allowing for judicial redress for injury to private property.
Investments in foreign securities may involve a greater degree of risk than those in domestic securities. There is generally less publicly available information about foreign companies in the form of reports and ratings similar to those that are published about issuers in the United States. Also, foreign issuers are generally not subject to uniform accounting, auditing and financial reporting requirements comparable to those applicable to United States issuers.
Foreign securities will be purchased in the best available market, whether through over-the-counter markets or exchanges located in the countries where principal offices of the issuers are located. Foreign securities markets are generally not as developed or efficient as those in the United States. While growing in volume, they usually have substantially less volume than the New York Stock Exchange, and securities of some foreign issuers are less liquid and more volatile than securities of comparable United States issuers. Fixed commissions on foreign exchanges are generally higher than negotiated commissions on United States exchanges, although the Fund will endeavor to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of securities exchanges, brokers and listed issuers than in the United States.
With respect to certain foreign countries, there is the possibility of adverse changes in investment or exchange control regulations, expropriation, nationalization or confiscatory taxation, limitations on the removal of funds or other assets of the Fund, political or social instability, or diplomatic developments which could affect United States investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the United States’ economy in terms of growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.
The dividends, in some cases, capital gains, and interest payable on certain of the Fund’s foreign portfolio securities, may be subject to foreign withholding or other foreign taxes, thus reducing the net amount of income or gains available for distribution to the Fund’s shareholders.
Sovereign Debt Obligations. Sovereign debt obligations are issued or guaranteed by foreign governments or their agencies. Sovereign debt may be in the form of conventional securities or other types of debt instruments such as loan or loan participations. Typically, sovereign debt of developing countries may involve a high degree of risk and may be in default. Governments rely on taxes and other revenue sources to pay interest and principal on their debt obligations, and governmental entities responsible for repayment of the debt may be unable or unwilling to repay principal and pay interest when due and may require renegotiation or rescheduling of debt payments. The payment of principal and interest on these obligations may be adversely affected by a variety of factors, including economic results, changes in interest and exchange rates, changes in debt ratings, a limited tax base or limited revenue sources, natural disasters, or other economic or credit problems. In addition, prospects for repayment and payment of interest may depend on political as well as economic factors. Defaults in sovereign debt obligations, or the perceived risk of default, may also impair the market for other securities and debt instruments, including securities issued by banks and other entities holding such sovereign debt, and negatively impact the Fund. These risks have become particularly acute with respect to members of the EU. See “U.S. Government and Foreign Government Securities”, above.
Repurchase Agreements. In a repurchase agreement the Fund buys a security for a relatively short period (usually not more than 7 days) subject to the obligation to sell it back to the issuer at a fixed time and price plus accrued interest. The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with “primary dealers” in U.S. Government securities. The Adviser will continuously monitor the creditworthiness of the parties with whom it enters into repurchase agreements.
The Fund has established a procedure providing that the securities serving as collateral for each repurchase agreement must be delivered to the Fund’s custodian either physically or in book-entry form and that the collateral must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. In the event of bankruptcy or other default by a seller of a repurchase agreement, the Fund could experience delays in or be prevented from liquidating the underlying securities and could experience losses, including the possible decline in the value of the underlying securities during the period while the Fund seeks to enforce its rights thereto, possible subnormal levels of income and decline in value of the underlying securities or lack of access to income during this period as well as the expense of enforcing its rights. The Fund will not invest in a repurchase agreement maturing in more than seven days, if such investment, together with other illiquid securities held by the Fund (including restricted securities) would exceed 10% of the Fund’s net assets.
Restricted Securities. The Fund may purchase securities that are not registered (“restricted securities”) under the Securities Act of 1933 (“1933 Act”), including commercial paper issued in reliance on Section 4(2) of the 1933 Act and securities offered and sold to “qualified institutional buyers” under Rule 144A under the 1933 Act. The Fund will not invest more than 10% of its net assets in illiquid investments. If the Trustees determine, based upon a continuing review of the trading markets for Section 4(2) paper or specific Rule 144A securities, that they are liquid, they will not be subject to the 10% limit. The Trustees have adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of restricted securities. The Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. The Trustees will carefully monitor the Fund’s investments in these securities, focusing on such important factors, among others, as valuation, liquidity and availability of information. This investment practice could have the effect of increasing the level of illiquidity in the Fund if qualified institutional buyers become for a time uninterested in purchasing these restricted securities.
Forward Commitment and When-Issued Securities. The Fund may purchase securities on a when-issued or forward commitment basis. “When-issued” refers to securities whose terms are available and for which a market exists, but which have not been issued. The Fund will engage in when-issued transactions with respect to securities purchased for its portfolio in order to obtain what is considered to be an advantageous price and yield at the time of the transaction. For when-issued transactions, no payment is made until delivery is due, often a month or more after the purchase. In a forward commitment transaction, the Fund contracts to purchase securities for a fixed price at a future date beyond customary settlement time.
When the Fund engages in forward commitment and when-issued transactions, it relies on the seller to consummate the transaction. The failure of the issuer or seller to consummate the transaction may result in the Fund losing the opportunity to obtain a price and yield considered to be advantageous. The purchase of securities on a when-issued and forward commitment basis also involves a risk of loss if the value of the security to be purchased declines prior to the settlement date.
On the date the Fund enters into an agreement to purchase securities on a when-issued or forward commitment basis, the Fund will segregate in a separate account cash or liquid securities, of any type or maturity, equal in value to the Fund’s commitment. These assets will be valued daily at market, and additional cash or securities will be segregated in a separate account to the extent that the total value of the assets in the account declines below the amount of the when-issued commitments. Alternatively, the Fund may enter into offsetting contracts for the forward sale of other securities that it owns.
Interfund Lending. Pursuant to an exemptive order issued by the SEC, the Fund may lend money to, and borrow money from, other funds advised by the Adviser or any other investment adviser under common control with the Adviser, subject to the fundamental restrictions on borrowing and lending applicable to the Fund. The Fund will borrow through the program only when the costs are equal to or lower than the cost of bank loans, and will lend through the program only when the returns are higher than those available from an investment in overnight repurchase agreements. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. Loans may be called on one day’s notice. The Fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund or from a borrowing fund could result in a lost investment opportunity or additional borrowing costs.
Natural Disasters and Adverse Weather Conditions. Certain areas of the world historically have been prone to major natural disasters, such as hurricanes, earthquakes, typhoons, flooding, tidal waves, tsunamis, erupting volcanoes, wildfires or droughts, and have been economically sensitive to environmental events. Such disasters, and the resulting damage, could have a severe and negative impact on the Fund’s investment portfolio and, in the longer term, could impair the ability of issuers in which the Fund invests to conduct their businesses in the manner normally conducted. Adverse weather conditions may also have a particularly significant negative effect on issuers in the agricultural sector and on insurance companies that insure against the impact of natural disasters.
European Risk
Countries in Europe may be significantly affected by fiscal and monetary controls implemented by the European Union ("EU") and European Economic and Monetary Union ("EMU"), which require member countries to comply with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls. Decreasing imports or exports, changes in governmental or regulations on trade, changes in the exchange rate of the Euro, the default or threat of default by an EU member country on its sovereign debt, and/or an economic recession in an EU member country may have a significant adverse effect on the economies of EU member countries and major trading partners outside Europe.
The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns, rising government debt levels and the possible default of government debt in several European countries, including Greece, Ireland, Italy, Portugal and Spain. Several countries, including Greece and Italy, have agreed to multi-year bailout loans from the European Central Bank, International Monetary Fund, and other institutions. A default or debt restructuring by any European country, such as the recent restructuring of Greece's outstanding sovereign debt, can adversely impact holders of that country's debt and sellers of credit default swaps linked to that country's creditworthiness, which may be located in countries other than those listed above. The manner in which the EU and EMU responded to the global recession and sovereign debt issues raised questions about their ability to react quickly to rising borrowing costs and the potential default by Greece and other countries of their sovereign debt and revealed a lack of cohesion in dealing with the fiscal problems of member states. To address budget deficits and public debt concerns, a number of European countries have imposed strict austerity measures and comprehensive financial and labor market reforms. Many European countries continue to suffer from high unemployment rates and are projected to experience similar, double-digit unemployment rates in 2012.
Investing in the securities of Eastern European issuers is highly speculative and involves risks not usually associated with investing in the more developed markets of Western Europe. Securities markets of Eastern European countries typically are less efficient and have lower trading volume, lower liquidity, and higher volatility than more developed markets. Eastern European economies also may be particularly susceptible to the international credit market due to their reliance on bank related inflows of capital.
The Fund may be exposed to these risks through its direct investments in European securities, including sovereign debt, or indirectly through investments in money market funds and financial institutions with significant investments in such securities.
(c) Fund Policies.
Fundamental Investment Restrictions. The following investment restrictions will not be changed without the approval of a majority of the Fund’s outstanding voting securities which, as used in the Part A and this Part B, means the approval by the lesser of (1) the holders of 67% or more of the Fund’s shares represented at a meeting if more than 50% of the Fund’s outstanding shares are present in person or by proxy at the meeting or (2) more than 50% of the Fund’s outstanding shares.
     (i) The Fund may not make loans except as permitted under the Investment Company Act of 1940 (“1940 Act”), as amended, and as interpreted or modified by any regulatory authority having jurisdiction, from time to time.
     (ii) The Fund may not borrow money except as permitted under the 1940 Act, as amended, and as interpreted or modified by any regulatory authority having jurisdiction, from time to time.
     (iii) The Fund may not engage in the business of underwriting securities issued by others, except to the extent that a Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.
     (iv) The Fund may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time. For the elimination of doubt, this limitation does not apply to investments in obligations of the U.S. Government or any of its agencies, instrumentalities or authorities and instruments issued by U.S. banks, including foreign branches of U.S. banks if the Adviser has determined that the U.S. bank unconditionally is responsible for the payment obligations of the foreign branch.
     (v) The Fund may not purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and sell real estate acquired as a result of the Fund’s ownership of securities.
     (vi) The Fund may not purchase or retain mineral leases, commodities or commodity contracts (except contracts for the future delivery of fixed income securities, stock index and currency futures and options on such futures) in the ordinary course of its business.

     (vii) The Fund has elected to be treated as a diversified investment company, as that term is used in the 1940 Act, as amended, and as interpreted or modified by any regulatory authority having jurisdiction, from time to time.
     (viii) The Fund may not issue any senior security as that term is defined in the 1940 Act if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder. For the purpose of this restriction, collateral arrangements with respect to options, futures contracts and options on futures contracts and collateral arrangements with respect to initial and variation margins are not deemed to be the issuance of a senior security.
Non-fundamental Investment Restrictions. The following investment restrictions are designated as non-fundamental and may be changed by the Trustees without shareholder approval.
     (a) The Fund may not purchase securities of any issuer if, as a result, more than 5% of the Fund’s total assets would be invested in that issuer’s securities. This limitation does not apply to obligations of the United States government, its agencies, or instrumentalities or to repurchase agreements fully collateralized by such securities. The Fund may, however, invest up to 25% of its total assets in the highest-quality securities of a single issuer for a period of up to three business days.
     (b) The Fund may not knowingly invest more than 10% of the value of its net assets in securities or other investments, including repurchase agreements maturing in more than seven days but excluding master demand notes, that are not readily marketable.
     (c) The Fund may not pledge, hypothecate, mortgage or transfer (except as provided in restriction (vi)) as security for indebtedness any securities held by the Fund, except in an amount of not more than 33 1/3% of the value of the Fund’s total assets and then only to secure borrowings permitted by restriction (ii). For purposes of this restriction, collateral arrangements with respect to hedging and other strategic transactions will not be deemed to involve a pledge of assets.
     (d) The Fund may not purchase a security if, as a result, (i) more than 10% of the Fund’s total assets would be invested in the securities of other investment companies and/or companies excluded from the definition of investment company by virtue of Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, (ii) the Fund would hold more than 3% of the total outstanding voting securities of any one investment company and/or any company excluded from the definition of investment company by virtue of Section 3(c)(1) or 3(c)(7) of the 1940 Act, or (iii) more than 5% of the Fund’s total assets would be invested in the securities of any one investment company. These limitations do not apply to the purchase of shares of any investment company in connection with a merger, consolidation, reorganization or purchase of substantially all of the assets of another investment company.
Except with respect to borrowing money, if a percentage restriction or rating restriction on investment or utilization of assets as set forth above is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the Fund’s portfolio securities or a later change in the rating of a portfolio security will not be considered a violation of the policy.
(d) Temporary Defensive Position.
Not applicable.
(e) Portfolio Turnover.
Short-Term Trading and Portfolio Turnover. Short-term trading means the purchase and subsequent sale of a security after it has been held for a relatively brief period of time. The Fund may engage in short-term trading in response to stock market conditions, changes in interest rates or other economic trends and developments, or to take advantage of yield disparities in different segments of the market for debt obligations. Short-term trading may have the effect of increasing portfolio turnover rate. A high rate of portfolio turnover (100% or greater) involves correspondingly greater transactions costs. Portfolio turnover rate can change from year to year due to various factors, including among others, portfolio adjustments made in response to market conditions. For the fiscal year ended December 31, 2010, the portfolio turnover rate was 153% and for the fiscal year ended December 31, 2011 the portfolio turnover rate was 91%.
(f) Disclosure of Portfolio Holdings.
Portfolio Holdings Disclosure Policy. The Board of Trustees of the Fund (the “Board”) has adopted a Policy Regarding Disclosure of Portfolio Holdings to protect the interests of the shareholders of the Fund and to address potential conflicts of interest that could arise between the interests of shareholders and the interests of the Adviser or its affiliates. The Fund’s general policy with respect to the release of portfolio holdings to nonaffiliated persons is to do so only in limited circumstances and only to provide nonpublic information regarding portfolio holdings to any person, including affiliated persons, on a “need to know” basis and, when released, to release such information only as consistent with applicable legal requirements and the fiduciary duties owed to shareholders. The Fund applies its policy uniformly to all parties, including individual and institutional investors, intermediaries, affiliated persons of the Fund, and to all third party service providers and rating agencies.
The Fund discloses its complete portfolio holdings information quarterly to the SEC using Form N-Q within 60 days of the end of the first and third quarter ends of the Fund’s fiscal year and on Form N-CSR on the second and fourth quarter ends of the Fund’s fiscal year. Form N-Q is not required to be mailed to shareholders, but is made public through the SEC’s EDGAR website. Shareholders receive either complete portfolio holdings information or summaries of the Fund’s portfolio holdings with their annual and semi-annual reports.
Portfolio holdings information that is not publicly available will be released only pursuant to the exceptions described in the Policy Regarding Disclosure of Portfolio Holdings. Material nonpublic holdings information may be provided to nonaffiliated persons as part of the investment activities of a fund to: entities which, by explicit agreement, are required to maintain the confidentiality of the information disclosed; rating organizations, such as Moody’s, S&P, Morningstar and Lipper; or other entities for the purpose of compiling reports and preparing data; proxy voting services for the purpose of voting proxies; entities providing computer software; courts (including bankruptcy courts) or regulators with jurisdiction over the Fund, and its affiliates; and, institutional traders to assist in research and trade execution. Exceptions to the portfolio holdings release policy can only be approved by the Fund’s Chief Compliance Officer (“CCO”) or his duly authorized delegate after considering: (a) the purpose of providing such information; (b) the procedures that will be used to ensure that such information remains confidential and is not traded upon; and (c) whether such disclosure is in the best interest of the shareholders.
At this time, the entities receiving information described in the preceding paragraph are: Vestek (holdings, monthly with 30 day lag); Evare (holdings, daily); Morningstar (holdings, monthly with 32 day lag); Lipper (holdings, monthly with 32 day lag); Fact Set (holdings, daily); PricewaterhouseCoopers (prices, annual audits); Confluence (holdings, daily); ISS (holdings, daily); Elkins McSherry (purchases and sales, quarterly); NASDQ (NAVs, daily); Standard & Poor’s (holdings, monthly with 32 day lag); Charles River (holdings and securities details, daily); and DST (NAVs, daily).
The CCO is also required to pre-approve the disclosure of nonpublic information regarding portfolio holdings to any affiliated persons of the Fund. The CCO will use the same three considerations stated above before approving disclosure of nonpublic information to affiliated persons.

The CCO shall report to the Board of Trustees whenever additional disclosures of portfolio holdings are approved. The CCO’s report shall be at the Board meeting following such approval.
When the CCO believes that the disclosure of nonpublic information to a nonaffiliated person is a potential conflict of interest between the interest of the shareholders and the interest of affiliated persons of the Fund, the CCO shall refer the conflict to the Board of Trustees. The Board of Trustees shall then only permit such disclosure of the nonpublic information if in their reasonable business judgment they conclude such disclosure will be in the best interests of the Fund’s shareholders.
The receipt of compensation by the Fund, the Adviser, or an affiliate as consideration for disclosing nonpublic portfolio holdings information is not deemed a legitimate business purpose and is strictly forbidden.
ITEM 17. MANAGEMENT OF THE FUND.
(a) Management Information.
The business of the Fund is managed by its Trustees, a majority of whom are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”), who elect officers who are responsible for the day-to-day operations of the Fund and who execute policies formulated by the Trustees. Several of the officers and a Trustee of the Fund are also officers or directors of the Adviser or its affiliate, John Hancock Advisers, LLC, or officers or directors of the Fund’s placement agent, John Hancock Funds, LLC (“John Hancock Funds” or the “Placement Agent”).
As of the date of this Part B, there are three Trustees — two Independent Trustees and one Trustee who is an “interested person” of the Fund.

			Principal	Number of
			Occupation(s)	John
			and Other	Hancock
Name,	Position(s)		Directorships	Funds
Address(1) and	Held with	Trustee/Officer	During Past 5	Overseen by
Year of Birth	Fund	Since (2)	Years	Trustee
Independent Trustees

Harlan D. Platt (1950)	Trustee and Chairman	May 2009	Professor of Finance, Northeastern University College of Business Administration (since 1980); Advisory Board Member, Millennium Liquidating Fund (2010-present); Director, Republic Financial Corporation (since 2005); Director and Audit Committee Member, CypressTree Alternative Income Fund Inc. (2003-2004); Director and Audit Committee Member, Prospect Street Debt Strategies Fund Inc. (1999-2003); Director and Audit Committee Chairman, VSI Enterprises Inc. (1998-2000); Director and Audit Committee Member, Prospect Street High Income Portfolio Inc. (1988-2000).	1

John A. Frabotta (1942)	Trustee	December 2009	Retired. Former founding partner and Chief Investment Officer of Cypress Tree Investment Management, LLC (1988 —2009); Head of High Yield Research at Merrill Lynch, Pierce, Fenner & Smith (1979 — 1988).	1

			Principal	Number of
			Occupation(s)	John
			and Other	Hancock
Name,	Position(s)		Directorships	Funds
Address(1) and	Held with	Trustee/Officer	During Past 5	Overseen by
Year of Birth	Fund	Since (2)	Years	Trustee
Interested Trustee

Frank Saeli	Trustee	May 2009	Head of Sales and	1
(1962)			Global Relationship
Management for
Manulife AM (US)
and member of
management
committee and
product steering
committee, joined
Manulife AM (US) in
2008. Prior to
joining Manulife AM
(US) he was a Vice
President and
Principal at State
Street Global
Advisors.

			Principal	Number of
			Occupation(s)	John
			and Other	Hancock
Name,	Position(s)		Directorships	Funds
Address(1) and	Held with	Trustee/Officer	During Past 5	Overseen by
Year of Birth	Fund	Since (2)	Years	Trustee
Officers

Barry Evans (1960)	President and Chief Executive Officer	May 2009	President of Manulife AM (US), joined Manulife AM (US) in 1986. He is the Chief Investment Officer for Global Fixed Income, and Country Head, U.S., as well as a member of the Senior Investment Policy Committee. Prior to joining Manulife AM (US), he was a Senior Vice President and Chief Fixed-Income Officer of John Hancock. He joined John Hancock in 1986.	N/A

Carolyn M. Flanagan (1967)	Secretary and Chief Legal Officer	May 2009	Vice President and General Counsel of Manulife AM (US), joined Manulife AM (US) in 2007. Prior to joining Manulife AM (US) she served as Vice President and	N/A

			Principal	Number of
			Occupation(s)	John
			and Other	Hancock
Name,	Position(s)		Directorships	Funds
Address(1) and	Held with	Trustee/Officer	During Past 5	Overseen by
Year of Birth	Fund	Since (2)	Years	Trustee
Counsel at Wellington Management Company.

William E. Corson (1956)	Chief Compliance Officer	May 2009	Vice President and Chief Compliance Officer of Manulife AM (US), joined Manulife AM (US) in 2008. Prior to joining Manulife AM (US) he served as Chief Compliance Officer at Aladdin Capital Management, Pyramis Global Advisers and Lee Munder Capital Management.	N/A

			Principal	Number of
			Occupation(s)	John
			and Other	Hancock
Name,	Position(s)		Directorships	Funds
Address(1) and	Held with	Trustee/Officer	During Past 5	Overseen by
Year of Birth	Fund	Since (2)	Years	Trustee
Michael Leary (1965)	Treasurer	May 2009	Assistant Vice President, John Hancock Financial Services (since 2007); Treasurer, John Hancock Funds II and John Hancock Variable Insurance Trust (since 2009); Treasurer, John Hancock retail funds (2009—2010); Vice President, John Hancock Advisers, LLC and John Hancock Investment Management Services, LLC (since 2007); Assistant Treasurer, John Hancock retail funds(2007-2009 & 2010-present), John Hancock Funds II and John Hancock Trust (2007—2009) and John Hancock Funds III (2007-2009 and 2010-present); Vice President and Director of Fund Administration, JP Morgan (2004—2007).	N/A

			Principal	Number of
			Occupation(s)	John
			and Other	Hancock
Name,	Position(s)		Directorships	Funds
Address(1) and	Held with	Trustee/Officer	During Past 5	Overseen by
Year of Birth	Fund	Since(2)	Years	Trustee
Fund Administration, JP Morgan (1993-2004); Manager, Ernst & Young, LLC (1988- 1993)

Charles A. Rizzo (1957)	Chief Financial Officer	May 2009	Vice President, John Hancock Financial Services (since 2008); Chief Financial Officer, John Hancock retail funds, John Hancock Funds II and John Hancock Trust (since 2007); Senior Vice President, John Hancock Advisers, LLC and John Hancock Investment Management Services, LLC (since 2008); Assistant Treasurer, Goldman Sachs Mutual Fund Complex (2005—2007); Vice President, Goldman Sachs (2005—2007); Managing Director and Treasurer, Scudder Funds, Deutsche Asset Management (2003—2005).	N/A

(1)	The business address for Harlan D. Platt, Barry Evans, John A. Frabotta, Frank Saeli, Carolyn Flanagan and William Corson is 101 Huntington Avenue, Boston, Massachusetts 02199. The business address for Michael Leary and Charles A. Rizzo is 601 Congress Street, Boston, Massachusetts 02210.

(2)	Each Trustee serves until resignation, retirement or until her or his successor is elected.
(b) Leadership Structure and Board of Trustees.
Additional Information about the Trustees
In addition to the description of each Trustee’s Principal Occupation(s) and Other Directorships set forth above, the following provides further information about each Trustee’s specific experience, qualifications, attributes or skills. The information in this section should not be understood to mean that any of the Trustees is an “expert” within the meaning of the federal securities laws.
The Board believes that the different perspectives, viewpoints, professional experience, education, and individual qualities of each Trustee represent a diversity of experiences and a variety of complementary skills that are directly pertinent to the supervision of the Fund and its service providers. It is the Trustees’ belief that this allows the Fund’s Board of Trustees (the “Board”), as a whole, to oversee the business of the Fund in a manner consistent with the best interests of the Fund’s shareholders. When considering potential nominees to fill vacancies on the Board, and as part of its annual self-evaluation, the Board reviews the mix of skills and other relevant experiences of the Trustees.
     Harlan D. Platt — In his capacity as Professor of Finance at Northeastern University, Mr. Platt has developed extensive experience reviewing and assessing both financial markets in general, as well as the financial risks that affect businesses in general, and issuers and investors in debt securities in particular. Mr. Platt is the author of treatises on the bankruptcy and turnaround process, the development of junk bonds, and the causes of corporate failures. Mr. Platt has also published academic research on credit risk and yield differentials in the corporate debt markets. Mr. Platt also has experience serving on audit committees of other entities.
     John A. Frabotta — Mr. Frabotta has direct experience with asset-backed securities and other structured financial instruments of the type typically utilized by money market funds. Through his service as Head of High Yield Research at Merrill Lynch, Pierce, Fenner & Smith, Mr. Frabotta has developed familiarity with credit analysis, credit risk and other factors affecting fixed-income instruments. At Cyprus Tree Investment Management Company, Mr. Frabotta applied his credit experience to managing portfolios of leveraged loans and high yield bonds, including the development and launch of collateralized debt obligation pools and collateralized loan obligation pools. Mr. Frabotta also has experience in serving on audit committees of other entities, including experience in the design and implementation of internal accounting controls.
     Frank Saeli — By virtue of his position as Head of Sales and Relationship Management for North America, as well as his presence on the Product Steering Committee of the Adviser, Mr. Saeli has familiarity with the day-to-day operations of registered investment company portfolios. In particular, Mr. Saeli has insight into the day-to-day operations of the Adviser’s managed accounts and funds, enabling him to provide management input to the Board.

Duties of Trustees
The Fund is organized as a Massachusetts business trust. Under the Declaration of Trust, the Trustees are responsible for managing the affairs of the Fund, including the appointment of advisers and subadvisers. Each Trustee has the experience, skills, attributes or qualifications described above (see “Principal Occupation(s) and Other Directorships” and “Additional Information about the Trustees” above). The Board appoints officers who assist in managing the day-to-day affairs of the Fund. The Board met 7 times during the latest fiscal year.
The Board has appointed an Independent Trustee as Chairperson. The Chairperson presides at meetings of the Trustees and may call meetings of the Board and any Board committee whenever he deems it necessary. The Chairperson participates in the preparation of the agenda for meetings of the Board and the identification of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also acts as a liaison with the Fund’s management, officers, attorneys, and other Trustees generally between meetings. The Chairperson may perform such other functions as may be requested by the Board from time to time. Except for any duties specified in this Part B or pursuant to the Fund’s Declaration of Trust or By-laws, or as assigned by the Board, the designation of a Trustee as Chairperson does not impose on that Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on any other Trustee, generally. The Board has designated a standing committee as further described below. The Board also designates working groups or ad hoc committees as it deems appropriate.
The Board believes that this leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among a committee or working groups of Trustees and the full Board in a manner that enhances effective oversight. The Board considers leadership by an Independent Trustee as Chairperson to be integral to promoting effective independent oversight of the Fund’s operations and meaningful representation of the shareholders’ interests. Nevertheless, the Board also believes that having an interested person (or interested persons) serve on the Board brings corporate and financial viewpoints that are, in the Board’s view, crucial elements in its decision-making process. In addition, the Board believes that Mr. Saeli provides the Board with the Adviser’s perspective in managing and sponsoring the Fund. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Fund.
Board Committee
The Board has one standing committee: the Audit Committee. The Audit Committee consists exclusively of the Independent Trustees. The Board has adopted a written charter for the Audit Committee. The Audit Committee recommends to the Board auditors for the Fund, monitors and oversees the audits of the Fund, communicates with both independent auditors and internal auditors on a regular basis and provides a forum for the auditors to report and discuss any matters they deem appropriate at any time. The Audit Committee held 3 meetings during the Fund’s last fiscal year. The Audit Committee has designated Mr. Frabotta as an independent Audit Committee financial expert.
Annually, the Board evaluates its performance and that of its Committee, including the effectiveness of the Board’s Committee structure.
Risk Oversight
As a registered investment company, the Fund is subject to a variety of risks, including investment risks, financial risks, compliance risks, and operational risks. As part of its overall activities, the Board oversees the management of the Fund’s risk management structure by the Adviser, as well as by the Fund’s Chief Compliance Officer (“CCO”). The responsibility to manage the Fund’s risk management structure on a day-to-day basis is subsumed within the Adviser’s overall investment management responsibilities. The Adviser has its own, independent interest in risk management. The Adviser’s risk management program is part of the overall risk management program of John Hancock Life Insurance Company (U.S.A.).
The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board discharges risk oversight as part of its overall activities, with the assistance of its Audit Committee. In addressing issues regarding the Fund’s risk management between meetings, appropriate representatives of the Adviser communicate with the Chairperson of the Board or the Fund’s CCO, who is directly accountable to the Board. As appropriate, the Trustees confer among themselves, with the Fund’s CCO, the Adviser, other service providers and external fund counsel to identify and review risk management issues that may be placed on the full Board’s agenda and/or that of the Audit Committee for review and discussion with management. The Board also may discuss particular risks that are not addressed in the Committee process. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.
The Audit Committee assists the Board in reviewing with the independent auditors, at various times throughout the year, matters relating to financial reporting matters. In addition, the Audit Committee oversees the process of the Fund’s valuation of its portfolio securities.
Finally, John Hancock’s Chief Risk Officer supports the Adviser’s risk management program and, has direct access to the Board on risk management matters. John Hancock’s Chief Risk Officer reports directly to the President of John Hancock and, indirectly, to the Chief Risk Officer of Manulife Financial Corporation, John Hancock’s parent company.
Ownership of Securities
The following table provides a dollar range indicating each Trustee’s ownership of equity securities of the Fund, as well as aggregate holdings of shares of equity securities of all funds in the John Hancock Fund Complex overseen by the Trustee, as of December 31, 2011.

Aggregate Dollar Range of
	Dollar Range of Fund shares	holdings in John Hancock
Name of Trustee	Owned by Trustee(1)	funds overseen by Trustee(1)
Independent Trustees
Harlan D. Platt	None	None
John A. Frabotta	None	None
Interested Trustee
Frank Saeli	None	None

(1)	This Fund does not participate in a deferred compensation plan.
(c) Compensation.
The following table provides information regarding the compensation paid by the Fund and the other investment companies in the John Hancock Fund Complex to each Independent Trustee for his services during the fiscal year ended December 31, 2011. Any non-Independent Trustee and each of the officers of the Fund who are interested persons of the Adviser, and/or affiliates are compensated by the Adviser and receive no compensation from the Fund for their services. The Fund, however, does pay the Adviser $35,000 per year for the services of the Fund’s Chief Compliance Officer.

		Total Compensation From
	Aggregate Compensation	the Fund and John Hancock
Independent Trustee	from the Fund	Fund Complex to Trustees(1)
Harlan D. Platt, Chairman	$58,625	$58,625
John A. Frabotta	$50,875	$50,875

(1)	Neither Harlan D. Platt nor John A. Frabotta serves as Trustee of any other fund in the John Hancock Fund Complex.
All of the officers listed are officers or employees of the Adviser or affiliated companies. Some of the Trustees and officers may also be officers and/or directors and/or Trustees of one or more of the other funds for which the Adviser serves as investment adviser.
(d) Sales Loads.
Not applicable.
(e) Code of Ethics.
Personnel of the Adviser and its affiliates may trade securities for their personal accounts. The Fund also may hold, or may be buying or selling, the same securities. To prevent the Fund from being disadvantaged, the Adviser, placement agent and the Fund have adopted a code of ethics which restricts the trading activity of those personnel.
(f) Proxy Voting Policies.
Not applicable. Board Materials for May 2009 approve proxy voting (located in Appendix D).
ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
(a) Control Persons.
As of April 2, 2012, there were no “control persons” of the Fund.
(b) Principal Holders.
As of April 2, 2012, there were no shareholders of record that beneficially owned 5% or more of the outstanding shares of any class of the Fund.
(c) Management Ownership.
As of April 2, 2012, the officers and Trustees of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund.
ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES.
(a) Investment Adviser.
The Adviser, Manulife Asset Management (US) LLC, located at 101 Huntington Avenue, Boston, Massachusetts 02199, was organized in 1979 and is a wholly-owned indirect subsidiary of The Berkley Financial Group, LLC (an indirect wholly-owned subsidiary of Manulife Financial Corporation).
The Fund entered into an investment management contract (the “Advisory Agreement”) with the Adviser, which was approved by the Fund’s sole initial shareholder on May 29, 2009. Pursuant to the Advisory

Agreement, the Adviser: (a) furnishes continuously an investment program for the Fund and determines, subject to the overall supervision and review of the Trustees, which investments should be purchased, held, sold or exchanged, and (b) provides the Fund’s administration of the day-to-day investment operations.
The Fund bears all costs of its organization and operation, including but not limited to expenses of preparing, printing and mailing all shareholders’ reports, notices, prospectuses, proxy statements and reports to regulatory agencies; expenses relating to the issuance, registration and qualification of shares; government fees; interest charges; expenses of furnishing to shareholders their account statements; taxes; expenses of redeeming shares; brokerage and other expenses connected with the execution of portfolio securities transactions; fees and expenses of custodians including those for keeping books and accounts, maintaining a committed line of credit and calculating the NAV of shares; fees and expenses of transfer agents and dividend disbursing agents; legal, accounting, financial, management, tax and auditing fees and expenses of the Fund; the compensation and expenses of Trustees who are not otherwise affiliated with the Fund, the Adviser or any of their affiliates; expenses of Trustees’ and shareholders’ meetings; trade association memberships; insurance premiums; and any extraordinary expenses.
The Advisory Agreement requires the Adviser, at its own expense, to provide the Fund with adequate office space, facilities and equipment. In addition, the Adviser is responsible for paying for the cost of all of its employees that provide services to the Fund and any other expenses incurred in connection with the performance of the Adviser’s duties under the Advisory Agreement.
As compensation for its services under the Advisory Agreement, the Fund pays the Adviser a fee based on a stated percentage of the average daily net assets of the Fund as follows:

Average Daily Net Assets	Fee (Annual Rate)
First $1.5 billion	0.05%
Over $1.5 billion	0.03%
For the last fiscal year, the Fund paid advisory fees to the Adviser which amounted to $2,230,240. For the Fund’s fiscal year ending December 31, 2010, the Fund paid advisory fees to the Adviser which amounted to $2,230,240. For the Fund’s fiscal year ending December 31, 2009, the Fund paid advisory fees to the Adviser which amounted to $837,012. The Fund commenced operations on June 1, 2009 and thus the amount of the advisory fee paid for the Fund’s fiscal year ending December 31, 2009 represents fees paid by the Fund for the period June 1, 2009 through December 31, 2009. Pursuant to the Advisory Agreement, the Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Advisory Agreements relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from the reckless disregard of its obligations and duties under the Advisory Agreement.

Under the Advisory Agreement, the Fund may use the name “John Hancock” or any name derived from or similar to it only for so long as the Advisory Agreement or any extension, renewal or amendment thereof remains in effect. If the Advisory Agreement is no longer in effect, the Fund (to the extent that it lawfully can) will cease to use such name or any other name indicating that it is advised by or otherwise connected with the Adviser. In addition, the Adviser or the John Hancock Life Insurance Company (the “Life Company”) may grant the nonexclusive right to use the name “John Hancock” or any similar name to any other corporation or entity, including but not limited to any investment company of which the Life Company or any subsidiary or affiliate thereof or any successor to the business of any subsidiary or affiliate thereof shall be the investment adviser.
The Advisory Agreement and the Placement Agent Agreement (discussed below) were last continued by the Trustees on February 22, 2012. The Advisory Agreement and the Placement Agent Agreement will continue in effect from year to year, provided that its continuance is approved annually both (i) by the holders of a majority of the outstanding voting securities of the Fund or by the Trustees, and (ii) by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. Both Agreements may be terminated on 60 days written notice by any party or by vote of a majority of the outstanding voting securities of the Fund and will terminate automatically if assigned (as defined in the 1940 Act and the rules thereunder).
Adviser — Other Business Relationships.
Manulife AM (US) is directly wholly-owned and controlled by The Berkeley Financial Group, LLC which is an indirect wholly-owned subsidiary of Manulife Financial Corporation.
Barry Evans is the president and chief executive officer of the Fund. Barry Evans is also the president, chief operating officer and a director of Manulife AM (US). As such, Barry Evans controls Manulife AM (US). Frank Saeli is a trustee of the Fund and a director of Manulife AM (US). Carolyn Flanagan, William Corson and Diane Landers are officers of both the Fund and Manulife AM (US).
(b) Principal Underwriter.
The Fund has no principal underwriter. John Hancock Funds, LLC, an affiliate of the Adviser located at 601 Congress Street, Boston, Massachusetts 02210, serves as the Fund’s placement agent. Under the Placement Agent Agreement, John Hancock Funds, LLC accepts orders for the purchase of the shares of the Fund that are continually offered at the NAV next determined. John Hancock Funds, LLC does not receive any compensation from the Fund or its shareholders for its services under the Placement Agent Agreement, except for an annual payment of $100. John Hancock Funds, LLC also distributes shares of other funds in the John Hancock fund complex.
(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties.
See Parts (a) and (b) of this Item 19.
(d) Service Agreements.
The Fund has entered into an Administrative Services Agreement with John Hancock Advisers, LLC (“JHA”) under which JHA provides accounting, valuation, financial reporting and certain other services for an annual fee of 0.02% of the Fund’s average daily net assets. JHA is an affiliate of the Adviser. In the last fiscal year fees paid equaled $300,000. For the fiscal year ended December 31, 2010, fees paid equaled $400,000. For the fiscal year ended December 31, 2009, fees paid equaled $233,550. The Fund commenced operations on June 1, 2009 and thus the amount of fees paid for the Fund’s fiscal year ending December 31, 2009 represents fees paid for the period June 1, 2009 through December 31, 2009. From the Fund’s inception through December 31, 2010, JHA voluntarily undertook to limit its total annual fee to $400,000. Since the fiscal year ended December 31, 2011 (and including the current fiscal year), JHA has voluntarily undertaken to limit its total annual fee to $300,000.

(e) Other Investment Advice.
Not applicable.
(f) Dealer Reallowances.
Not applicable.
(g) Rule 12b-1 Plans.
Not applicable.
(h) Other Service Providers.
TRANSFER AGENT SERVICES
John Hancock Signature Services, Inc. (“Signature Services”), P.O. Box 55913, Boston, MA 02205-5913, an affiliate of the Adviser and a wholly owned indirect subsidiary of Manulife Financial Corporation, is the transfer and dividend paying agent for the Fund.
The Fund pays Signature Services monthly a fee which is based on an annual rate of $100,000. The Fund also pays certain out-of-pocket expenses.
CHIEF COMPLIANCE OFFICER SERVICES
The Adviser provides the Fund with the services of a Chief Compliance Officer pursuant to a Chief Compliance Officer Services Agreement. The Fund pays the Adviser a monthly fee for the services of a Chief Compliance Officer which is based on an annual rate of $35,000.
CUSTODY OF PORTFOLIO
Portfolio securities of the Fund are held pursuant to a custodian agreement between the Fund and State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111. Under the custodian agreement, State Street performs custody, foreign custody manager and fund accounting services.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The independent registered public accounting firm of the Fund is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP audits and renders an opinion on the Fund’s annual financial statements and reviews the Fund’s annual Federal income tax return.
LEGAL AND REGULATORY MATTERS
On June 25, 2007, John Hancock Advisers, LLC and John Hancock Funds, LLC (previously defined as ”John Hancock Funds” or “placement agent”) and two of their affiliates (collectively, the “John Hancock Affiliates”) reached a settlement with the Securities and Exchange Commission (“SEC”) that resolved an investigation of certain practices relating to the John Hancock Affiliates’ variable annuity and mutual fund operations involving directed brokerage and revenue sharing. Under the terms of the settlement, each John Hancock Affiliate was censured and agreed to pay a $500,000 civil penalty to the United States Treasury. In addition, John Hancock Advisers, LLC and the placement agent agreed to pay disgorgement of $2,087,477 and prejudgment interest of $359,460 to entities, including certain John Hancock funds, that participated in the John Hancock Adviser’s directed brokerage program during the period from 2000 to October 2003. Collectively, all John Hancock Affiliates agreed to pay a total disgorgement of $16,926,420 and prejudgment interest of $2,361,460 to the entities advised or distributed by John Hancock Affiliates. John Hancock Advisers, LLC discontinued the use of directed brokerage in recognition of the sale of fund shares in October 2003.
ITEM 20. PORTFOLIO MANAGERS
(a) Other Accounts Managed.
The table below indicates, for each portfolio manager, information about the accounts over which the portfolio manager has day-to-day investment responsibility. All information on the number of accounts and total assets in the table is as of March 31, 2012. For purposes of the table, “Other Pooled Investment Vehicles” may include investment partnerships and group trusts, and “Other Accounts” may include separate accounts for institutions or individuals, insurance company general or separate accounts, pension funds and other similar institutional accounts.

Portfolio Manager Name	Other Accounts Managed by the Portfolio Manager
Jeffrey N. Given	Other Registered Investment Companies: Fifteen (15) funds with total assets of approximately $12.8 billion.

Other Pooled Investment Vehicles: Two (2) accounts with total assets of approximately $148.2 million.

Other Accounts: Ten (10) accounts with total assets of approximately $2.5 billion.

Michael Lorizio	Other Registered Investment Companies: One (1) fund with total assets of approximately $441 million.

Other Pooled Investment Vehicles: None.

Other Accounts: None.

Evita M. Stoltzmann	Other Registered Investment Companies: One (1) fund with total assets of approximately $441 million.

Other Pooled Investment Vehicles: None.

Other Accounts: None.

Christopher Coccoluto	Other Registered Investment Companies: None

Other Pooled Investment Vehicles: None.

Other Accounts: None.
The Adviser does not receive a fee based upon the investment performance of any of the accounts included under “Other Accounts Managed by the Portfolio Managers” in the table above. When a portfolio manager is responsible for the management of more than one account, the potential arises for the portfolio manager to favor one account over another. The principal types of potential conflicts of interest that may arise are discussed below. For the reasons outlined below, the Fund does not believe that any material conflicts are likely to arise out of a portfolio manager’s responsibility for the management of the Fund as well as one or more other accounts. The Adviser has adopted procedures that are intended to monitor compliance with the policies referred to in the following paragraphs. Generally, the risks of such conflicts of interests are increased to the extent that a portfolio manager has a financial incentive to favor one account over another. The Adviser has structured its compensation arrangements in a manner that is intended to limit such potential for conflicts of interests. See “Compensation of Portfolio Managers” below.

•	A portfolio manager could favor one account over another in allocating new investment opportunities that have limited supply, such as initial public offerings and private placements. If, for example, an initial public offering that was expected to appreciate in value significantly shortly after the offering was allocated to a single account, that account may be expected to have better investment performance than other accounts that did not receive an allocation on the initial public offering. The Adviser has policies that require a portfolio manager to allocate such investment opportunities in an equitable manner and generally to allocate such investments proportionately among all accounts with similar investment objectives.
•	A portfolio manager could favor one account over another in the order in which trades for the accounts are placed. If a portfolio manager determines to purchase a security for more than one account in an aggregate amount that may influence the market price of the security, accounts that purchased or sold the security first may receive a more favorable price than accounts that made subsequent transactions. The less liquid the market for the security or the greater the percentage that the proposed aggregate purchases or sales represent of average daily trading volume, the greater the potential for accounts that make subsequent purchases or sales to receive a less favorable price. When a portfolio manager intends to trade the same security for more than one account, the policies of the Adviser generally require that such trades be “bunched,” which means that the trades for the individual accounts are aggregated and each account receives the same price. There are some types of accounts as to which bunching may not be possible for contractual reasons (such as directed brokerage arrangements). Circumstances may also arise where the trader believes that bunching the orders may not result in the best possible price. Where those accounts or circumstances are involved, the Adviser will place the order in a manner intended to result in as favorable a price as possible for such client.
•	A portfolio manager could favor an account if the portfolio manager’s compensation is tied to the performance of that account rather than all accounts managed by the portfolio manager. If, for example, the portfolio manager receives a bonus based upon the performance of certain accounts relative to a benchmark while other accounts are disregarded for this purpose, the portfolio manager will have a financial incentive to seek to have the accounts that determine the portfolio manager’s bonus achieve the best possible performance to the possible detriment of other accounts. Similarly, if the Adviser receives a performance-based advisory fee, the portfolio manager may favor that account, whether or not the performance of that account directly determines the portfolio manager’s compensation. The investment performance on specific accounts is not a factor in determining the portfolio manager’s compensation. See “Compensation of Portfolio Managers” below. The Adviser does not receive a performance-based fee with respect to any of the accounts managed by the portfolio managers.
•	A portfolio manager could favor an account if the portfolio manager has a beneficial interest in the account, in order to benefit a large client or to compensate a client that had poor returns. For example, if the portfolio manager held an interest in an investment partnership that was one of the accounts managed by the portfolio manager, the portfolio manager would have an economic incentive to favor the account in which the portfolio manager held an interest. The Adviser imposes certain trading restrictions and reporting requirements for accounts in which a portfolio manager or certain family members have a personal interest in order to confirm that such accounts are not favored over other accounts.
•	If the different accounts have materially and potentially conflicting investment objectives or strategies, a conflict of interest may arise. In making portfolio manager assignments, the Adviser seeks to avoid such potentially conflicting situations. However, where a portfolio manager is responsible for accounts with differing investment objectives and policies, it is possible that the portfolio manager will conclude that it is in the best interest of one account to sell a portfolio security while another account continues to hold or increase the holding in such security.

(b) Compensation.
The Adviser has adopted a system of compensation for portfolio managers and others involved in the investment process that is applied systematically among investment professionals. At the Adviser, the structure of compensation of investment professionals is currently comprised of the following basic components: base salary, and an annual investment bonus plan, as well as customary benefits that are offered generally to all full-time employees of the Adviser. A limited number of senior investment professionals, who serve as officers of both the Adviser and its parent company, may also receive options or restricted stock grants of common shares of Manulife Financial. The following describes each component of the compensation package for the individuals identified as a portfolio manager for the Fund.
•	Base salary. Base compensation is fixed and normally reevaluated on an annual basis. The Adviser seeks to set compensation at market rates, taking into account the experience and responsibilities of the investment professional.
•	Investment Bonus Plan. Only investment professionals are eligible to participate in the Investment Bonus Plan. Under the plan, investment professionals are eligible for an annual bonus. The plan is intended to provide a competitive level of annual bonus compensation that is tied to the investment professional achieving superior investment performance and aligns the financial incentives of the Adviser and the investment professional. Any bonus under the plan is completely discretionary, with a maximum annual bonus that may be well in excess of base salary. Payout of a portion of this bonus may be deferred for up to five years. While the amount of any bonus is discretionary, the following factors are generally used in determining bonuses under the plan:
- Investment Performance: The investment performance of all accounts (except the Fund) managed by the investment professional over one-, three- and five- year periods are considered. The pre-tax performance of each account is measured relative to an appropriate peer group benchmark (for example a Morningstar large cap growth peer group if the fund invests primarily in large cap stocks with a growth strategy). With respect to fixed income accounts, relative yields are also used to measure performance.
- The Profitability of the Adviser: The profitability of the Adviser and its parent company are also considered in determining bonus awards, with greater emphasis placed upon the profitability of the Adviser.
- Non-Investment Performance: The more intangible contributions of an investment professional to the Adviser’s business, including the investment professional’s support of sales activities, new fund/strategy idea generation, professional growth and development, and management, where applicable, are evaluated in determining the amount of any bonus award.
•	Options and Stock Grants. A limited number of senior investment professionals may receive options to purchase shares of Manulife Financial stock. Generally, such option would permit the investment professional to purchase a set amount of stock at the market price on the date of grant. The option can be exercised for a set period (normally a number of years or until termination of employment) and the investment professional would exercise the option if the market value of Manulife Financial stock increases. Some investment professionals may receive restricted stock grants, where the investment professional is entitle to receive the stock at no or nominal cost, provided that the stock is forgone if the investment professional’s employment is terminated prior to a vesting date.
The Adviser also permits investment professionals to participate on a voluntary basis in a deferred compensation plan, under which the investment professional may elect on an annual basis to defer receipt of a portion of their compensation until retirement. Participation in the plan is voluntary. No component of the compensation arrangements for the investment professionals involves mandatory deferral arrangements. While the profitability of the Adviser and the investment performance of the accounts that the investment professionals maintain are factors in determining an investment professional’s overall compensation, the investment professional’s compensation is not linked directly to the NAV of any fund.

(c) Ownership of Securities.
As of the date of this Part B, none of the portfolio managers owned shares of the Fund.
ITEM 21. BROKERAGE ALLOCATIONS AND OTHER PRACTICES.
(a) Brokerage Transactions.
Decisions concerning the purchase and sale of portfolio securities are made by the Adviser’s investment and/or trading personnel. Orders for purchases and sales of securities are placed in a manner, which, in the opinion of such personnel, will offer the best price and market for the execution of each such transaction.
Purchases from underwriters of portfolio securities may include a commission or commissions paid by the issuer and transactions with dealers serving as market maker reflect a “spread.” Investments in debt securities are generally traded on a “net” basis through dealers acting for their own account as principals and not as brokers; no brokerage commissions are payable on these transactions. In the U.S. Government securities market, securities are generally traded on a net basis with dealers acting as principal for their own account without a stated commission, although the price of the security usually includes a profit to the dealer. On occasion, certain money market instruments and agency securities may be purchased directly from the issuer, in which case no commissions or premiums are paid. Investments in equity securities are generally traded on exchanges or on over-the-counter markets at fixed commission rates or on a net basis. In other countries, both debt and equity securities are traded on exchanges at fixed commission rates. Commissions on foreign transactions are generally higher than the negotiated commission rates available in the U.S. There is generally less government supervision and regulation of foreign stock exchanges and broker-dealers than in the U.S.
The Funds’ primary policy is to execute all purchases and sales of portfolio instruments at the most favorable prices consistent with best execution, considering all of the costs of the transaction including brokerage commissions and/or dealer spreads. The policy governs the selection of brokers and dealers and the market in which a transaction is executed. Consistent with best execution, the Fund’s trades may be executed by dealers that also sell shares of John Hancock funds. However, the Adviser does not consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute the Fund’s portfolio transactions. To the extent consistent with the foregoing, the Fund will be governed in the selection of brokers and dealers, and the negotiation of brokerage commission rates and dealer spreads, by the reliability and quality of the services and may include, to a lesser extent, the availability and value of research information and statistical assistance furnished to the Adviser of the Fund. The Adviser has implemented policies and procedures (approved by the Board) reasonably designed to ensure that the Fund’s selection of the broker-dealer is not influenced by considerations about the sales of the Fund’s shares.
Where research is available for cash payments, the Adviser pays for such research from its own resources, and not with brokerage commissions. In other cases, as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Fund may pay to a broker that provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. This practice is subject to a good faith determination by the Trustees that such price is reasonable in light of the services provided and to such policies as the Trustees may adopt from time to time. “Commissions,” as interpreted by the SEC, include fees paid to brokers for trades conducted on an agency basis, and certain mark-ups, mark-downs, commission equivalents and other fees received by dealers in riskless principal transactions placed in the over-the-counter market.

The term “brokerage and research services” includes research services received from broker-dealers which supplement the Adviser’s own research (and the research of its affiliates), and may include the following types of information: statistical and background information on the U.S. and foreign economies, industry groups and individual companies; forecasts and interpretations with respect to the U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on federal, state, local and foreign political developments; portfolio management strategies; performance information on securities, indexes and investment accounts; and information concerning prices and ratings of securities. Broker-dealers may communicate such information electronically, orally, in written form or on computer software. Research services may also include the providing of electronic communication of trade information and, the providing of specialized consultations with the Adviser’s personnel with respect to computerized systems and data furnished as a component of other research services, the arranging of meetings with management of companies, and the providing of access to consultants who supply research information.
The outside research assistance is useful to the Adviser since the broker-dealers used by the Adviser tend to follow a broader universe of securities and other matters than the Adviser’s staff can follow. In addition, the research provides the Adviser with a diverse perspective on financial markets. Research services provided to the Adviser by broker-dealers are available for the benefit of all accounts managed or advised by the Adviser or by its affiliates. Some broker-dealers may indicate that the provision of research services is dependent upon the generation of certain specified levels of commissions and underwriting concessions by the Adviser’s clients, including the Fund. However, the Fund is not under any obligation to deal with any broker-dealer in the execution of transactions in portfolio securities.
The Adviser believes that the research services are beneficial in supplementing the Adviser’s research and analysis and that they improve the quality of the Adviser’s investment advice. It is not possible to place a dollar value on information and services to be received from brokers and dealers, since it is only supplementary to the research efforts of the Adviser. The advisory fee paid by the Fund is not reduced because the Adviser receives such services. The receipt of research information is not expected to reduce significantly the expenses of the Adviser. However, to the extent that the Adviser would have purchased research services had they not been provided by broker-dealers, or would have developed comparable information through its own staff, the expenses to the Adviser could be considered to have been reduced accordingly. The research information and statistical assistance furnished by brokers and dealers may benefit John Hancock Life Insurance Company or other advisory clients of the Adviser, and conversely, brokerage commissions and spreads paid by other advisory clients of the Adviser may result in research information and statistical assistance beneficial to the Fund. The Fund will make no commitment to allocate portfolio transactions upon any prescribed basis.
Broker-dealers may be willing to furnish statistical, research and other factual information or service to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold from time to time through such broker-dealers on behalf of the Fund or the Adviser’s other clients.

In effecting portfolio transactions on behalf of the Fund and the Adviser’s other clients, the Adviser may from time to time instruct the broker-dealer that executes the transaction to allocate, or “step-out,” a portion of the transaction to another broker-dealer. The broker-dealer to which the Adviser “stepped-out” would then settle and complete the designated portion of the transaction. Each broker-dealer would receive a commission or brokerage fee with respect to that portion of the transaction that it settles and completes.
While the Adviser will be primarily responsible for the allocation of the Fund’s brokerage business, the policies and practices of the Adviser in this regard must be consistent with the foregoing and at all times be subject to review by the Trustees.
Other investment advisory clients advised by the Adviser may also invest in the same securities as the Fund. When these clients buy or sell the same securities at substantially the same time, the Adviser may average the transactions as to price and allocate the amount of available investments in a manner which the Adviser believes to be equitable to each client, including the Fund. Because of this, client accounts in a particular style may sometimes not sell or acquire securities as quickly or at the same prices as they might if each were managed and traded individually.
For fixed income accounts, generally securities will be allocated when appropriate among accounts based on account size, except if the accounts have different objectives or if an account is too small to get a meaningful allocation. For new issues, when a complete order is not filled, a partial allocation will be made to each account pro rata based on the order size. However, if a partial allocation is too small to be meaningful, it may be reallocated based on such factors as account objectives, strategies, duration benchmarks and credit and sector exposure. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for it. On the other hand, to the extent permitted by law, the Adviser may aggregate securities to be sold or purchased for the Fund with those to be sold or purchased for other clients managed by it in order to obtain best execution.
(b) Commissions.
Not applicable.
(c) Brokerage Selection.
See Part (a) of this Item 21 above.
(d) Directed Brokerage.
Not applicable.
(e) Regular Broker-Dealers.
Not applicable.
ITEM 22. CAPITAL STOCK AND OTHER SECURITIES.
(a) Capital Stock.
The Board is responsible for the management and supervision of the Fund. The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest of the Fund, without par value. The Trustees have authorized the issuance of a single class of shares.
The shares of the Fund represent an equal proportionate interest in the aggregate net assets attributable to the Fund. The Fund will not issue share certificates. Shares are electronically recorded. Shareholders will be entitled to receive their pro rata share of dividends, if any, declared by the Fund. No interest will be paid on uncashed dividend or redemption checks.

In the event of liquidation, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to these shareholders. Shares entitle their holders to one vote per share and have no preemptive, subscription or conversion rights. When issued, shares are fully paid and non-assessable, except as set forth below. Fund shares may not be transferred, but an investor may redeem all or any portion of its shares in the Fund at NAV on any day on which the New York Stock Exchange (“NYSE”) is open, subject to certain exceptions. For more information about the ability of an investor to redeem all or any portion of its investment in the Fund, please see Item 11 in Part A.
Unless otherwise required by the 1940 Act or the Declaration of Trust, the Fund has no intention of holding annual meetings of shareholders, but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Fund shareholders may remove a Trustee by the affirmative vote of at least two-thirds of the Fund’s outstanding shares and the Trustees shall promptly call a meeting for such purpose when requested to do so in writing by the record holders of not less than 10% of the outstanding shares of the Fund. Shareholders may, under certain circumstances, communicate with other shareholders in connection with a request for a special meeting of shareholders. However, at any time that less than a majority of the Trustees holding office were elected by the shareholders, the Trustees will call a special meeting of shareholders for the purpose of electing Trustees.
Under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for acts or obligations of the trust. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts, obligations and affairs of the Fund. The Declaration of Trust also provides for indemnification out of the Fund’s assets for all losses and expenses of any shareholder held personally liable by reason of being or having been a shareholder. Furthermore, the Fund shall not be liable for the liabilities of any other John Hancock fund. Liability is therefore limited to circumstances in which the Fund itself would be unable to meet its obligations, and the possibility of this occurrence is remote.
The Fund reserves the right to reject any application which conflicts with the Fund’s internal policies or the policies of any regulatory authority. A shareholder’s account is governed by the laws of The Commonwealth of Massachusetts.
(b) Other Securities.
Not applicable.
ITEM 23. PURCHASE, REDEMPTION, AND PRICING OF SHARES.
(a) Purchase of Shares.
Described above in Item 6.
(b) Fund Reorganizations.
Not applicable.
(c) Offering Price.
The offering price that applies to a purchase order is the next NAV calculated after the purchase order is received and accepted by the Fund’s placement agent. The Fund calculates the NAV of the shares at 4:00 p.m. Eastern Time on each day that the NYSE is open, by dividing the net assets by the number of its shares outstanding.

For purposes of calculating the Fund’s NAV, the following procedures are utilized wherever applicable:
Debt investment securities are valued on the basis of valuations furnished by a principal market maker or a pricing service, both of which generally utilize electronic data processing techniques to determine valuations for normal institutional size trading units of debt securities without exclusive reliance upon quoted prices. In addition, because of the amount of time required to collect and process trading information as to large numbers of securities issues, the values of certain securities (such as convertible bonds, U.S. government securities and tax-exempt securities) are determined based on market quotations collected prior to the close of the NYSE. Occasionally, events affecting the value of such securities may occur between the time of the determination of value and the close of the NYSE which will not be reflected in the computation of the Fund’s NAV. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value following procedures approved by the Trustees.
If market quotations are not readily available or if in the opinion of the Adviser any quotation or price is not representative of true market value, the fair value of the security may be determined in good faith in accordance with procedures approved by the Trustees.
The valuation procedures applied in any specific instance are likely to vary from case to case. However, consideration is generally given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by the Fund in connection with such disposition). In addition, specific factors are also generally considered, such as the cost of the investment, the market value of any unrestricted securities of the same class, the size of the holding, the prices of any recent transactions or offers with respect to such securities and any available analysts’ reports regarding the issuer.
Foreign securities are valued on the basis of quotations from the primary market in which they are traded. Any assets or liabilities expressed in terms of foreign currencies are translated into U.S. dollars by the custodian bank based on London currency exchange quotations as of 4:00 p.m., London time, on the date of any determination of the Fund’s NAV. Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. Currency exchange rates are normally determined at the close of trading in London, England (11:00 a.m., New York Time). The closing prices for securities in markets or on exchanges outside the U.S. that close prior to the close of the NYSE may not fully reflect events that occur after such close but before the close of the NYSE. As a result, the Fund has adopted fair value pricing procedures, which, among other things, require the Fund to fair value such securities if there has been a movement in the U.S. market that exceeds a specified threshold.
Although the threshold may be revised from time to time and the number of days on which fair value prices will be used will depend on market activity, it is possible that fair value prices will be used by the Fund to a significant extent. In addition, securities held by Fund may be traded in foreign markets that are open for business on days that the Fund is not, and the trading of such securities on those days may have an impact on the value of a shareholder’s investment at a time when the shareholder cannot buy and sell shares of the Fund.
(d) Redemption in Kind.
Although it would not normally do so, the Fund has the right to pay the redemption price of shares of the Fund in whole or in part in portfolio securities as prescribed by the Trustees. When the shareholder sells portfolio securities received in this fashion, the shareholder will incur a brokerage charge. Any such securities would be valued for the purposes of making such payment at the same value as used in determining NAV.
(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. Not applicable.

ITEM 24. TAXATION OF THE FUND.
The Fund is treated as a separate entity for accounting and tax purposes and has elected to be treated and intends to qualify in each taxable year as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As such and by complying with the applicable provisions of the Code regarding the sources of its income, the timing of its distributions and the diversification of its assets, the Fund will not be subject to federal income tax on its taxable income (including net realized capital gains) to the extent it is distributed to shareholders in accordance with the timing requirements of the Code.

The Fund will be subject to a 4% nondeductible federal excise tax on certain amounts not distributed (and not treated as having been distributed) on a timely basis in accordance with annual minimum distribution requirements. The Fund intends under normal circumstances to seek to avoid or minimize liability for such tax by satisfying such distribution requirements.
Distributions from the Fund’s current or accumulated earnings and profits (“E&P”) will be taxable under the Code for investors who are subject to tax. If these distributions are paid from the Fund’s “investment company taxable income,” they will be taxable as ordinary income; and if they are paid from the Fund’s “net capital gain,” they will be taxable as long-term capital gain. (Net capital gain is the excess (if any) of net long-term capital gain over net short-term capital loss, and investment company taxable income is generally all taxable income and capital gains, other than those gains and losses included in computing net capital gain, after reduction by deductible expenses.) It is not expected that the Fund will earn or distribute any net capital gain. Some distributions that are paid in January will be taxable to shareholders as if they had been received on December 31 of the previous year. The tax treatment described above will apply without regard to whether distributions are received in cash or reinvested in additional shares of the Fund.
Distributions, if any, in excess of E&P will constitute a return of capital under the Code, which will first reduce an investor’s tax basis in Fund shares and then, to the extent such basis is exceeded, will generally give rise to capital gains. Shareholders who have chosen automatic reinvestment of their distributions will have a tax basis in each share received pursuant to such a reinvestment equal to the amount of cash they would have received had they elected to receive the distribution in cash, divided by the number of shares received in the reinvestment.
Upon a redemption or other disposition of shares of the Fund (including by exercise of any exchange privilege) in a transaction that is treated as a “sale” for federal income tax purposes, a shareholder may realize a taxable gain or loss depending on the amount of the proceeds and the investor’s basis in his shares. Any gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder’s hands and will be long-term or short-term, depending upon the shareholder’s tax holding period for the shares and subject to the special rules described below. Also, any loss realized on a redemption or exchange may be disallowed to the extent the shares disposed of are replaced with other shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to automatic dividend reinvestments. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.
Any loss realized upon the redemption of shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares. Shareholders should consult their own tax advisers regarding their particular circumstances to determine whether a disposition of Fund shares is properly treated as a sale for tax purposes, as is assumed in the foregoing discussion.
For federal income tax purposes, the Fund is permitted to carry forward a net capital loss in any year to offset net capital gains, if any, during subsequent years. To the extent subsequent net capital gains (if any) are offset by such losses, they would not result in federal income tax liability to the Fund and as noted above would not be distributed as such to shareholders.
Because the Fund’s dividends and capital gain distributions are derived from interest paying securities rather than dividends paid from stocks they are not expected to qualify for the corporate dividends-received deduction or for the reduced federal income tax rate applicable to qualified dividend income.
Different tax treatment, including penalties on certain excess contributions and deferrals, certain pre-retirement and post-retirement distributions and certain prohibited transactions, is accorded to accounts maintained as qualified retirement plans. Shareholders should consult their tax advisers for more information.

A state income (and possibly local income and/or intangible property) tax exemption is generally available to the extent (if any) the Fund’s distributions are derived from interest on (or, in the case of intangible property taxes, the value of its assets is attributable to) certain U.S. Government obligations, provided in some states that certain thresholds for holdings of such obligations and/or reporting requirements are satisfied. The Fund will not seek to satisfy any threshold or reporting requirements that may apply in particular taxing jurisdictions, although the Fund may in its sole discretion provide relevant information to shareholders.
The Fund will be required to report to the Internal Revenue Service (the “IRS”) all taxable distributions to shareholders, except in the case of certain exempt recipients, i.e., corporations and certain other investors distributions to which are exempt from the information reporting provisions of the Code. Under the backup withholding provisions of Code Section 3406 and applicable Treasury regulations, all such reportable distributions may be subject to backup withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the Fund with their correct taxpayer identification number and certain certifications required by the IRS or if the IRS or a broker notifies the Fund that the number furnished by the shareholder is incorrect or that the shareholder is subject to backup withholding as a result of failure to report interest or dividend income. The Fund may refuse to accept an application that does not contain any required taxpayer identification number or certification that the number provided is correct. If the backup withholding provisions are applicable, any such distributions, whether taken in cash or reinvested in shares, will be reduced by the amounts required to be withheld. Backup withholding is not an additional tax. Any amounts withheld may be credited against a shareholder’s U.S. federal income tax liability. Investors should consult their tax advisers about the applicability of the backup withholding provisions.
The foregoing discussion relates solely to U.S. federal income tax law as applicable to U.S. persons (as defined in the Code) subject to tax under such law. The discussion does not address special tax rules applicable to certain types of investors, including, for example, tax-exempt entities, insurance companies, and financial institutions. Dividends, capital gain distributions (if any), and ownership of or gains realized (if any) on the redemption (including an exchange) of Fund shares may also be subject to state and local taxes. Shareholders should consult their own tax advisers as to the federal, state or local tax consequences of ownership of shares of, and receipt of distributions from, a Fund in their particular circumstances.
The Fund is not subject to Massachusetts corporate excise or franchise taxes. The Fund anticipates that, provided the Fund qualifies as a regulated investment company under the Code, it will also not be required to pay any Massachusetts income tax.

ITEM 25. UNDERWRITERS.
(a) Distribution of Securities.
The Fund does not have underwriters. John Hancock Funds, LLC, and affiliate of the Adviser, serves as the Fund’s placement agent. Under the Placement Agent Agreement, John Hancock Funds, LLC accepts orders for the purchase of the shares of the Fund that are continually offered at the NAV next determined. John Hancock Funds does not receive any compensation from the Fund or its shareholders for its services under the Placement Agent Agreement, except for an annual payment of $100. John Hancock Funds also distributes shares of other funds in the John Hancock fund complex.
(b) Compensation.
Not applicable.
(c) Other Payments.
Not applicable.
ITEM 26. CALCULATION OF PERFORMANCE DATA.
Not applicable.
ITEM 27. FINANCIAL STATEMENTS.
The financial statements of the Fund as of and for the year ended December 31, 2011 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. The report of PricewaterhouseCoopers LLP is included, along with the Fund’s financial statements, in the Fund’s annual report, which is incorporated by reference into this Part B and is available upon request.

APPENDIX A
TYPES OF INVESTMENT RISK
Credit risk The risk that the issuer of a security, or the counterparty to a contract, will default or other-wise become unable to honor a financial obligation. Common to all debt securities.
Interest rate risk The risk of market losses attributable to changes in interest rates. With fixed-rate securities, a rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values.
Leverage risk Associated with securities or practices (such as when-issued and forward commitment transactions) that multiply small market movements into large changes in value.
Liquidity risk The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like.
Management risk The risk that a strategy used by a fund’s management may fail to produce the intended result. Common to all mutual funds.
Market risk The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. Common to all debt securities and the mutual funds that invest in them.
Opportunity risk The risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.
Valuation risk The risk that a fund has valued certain of its securities at a higher price than it can sell them for.

A-1

APPENDIX B
DESCRIPTION OF BOND AND COMMERCIAL PAPER RATINGS
The ratings of Moody’s, S&P and Fitch represent their opinions as to the quality of various debt instruments they undertake to rate. It should be emphasized that ratings are not absolute standards of quality. Consequently, debt instruments with the same maturity, coupon and rating may have different yields while debt instruments of the same maturity and coupon with different ratings may have the same yield.
Moody’s
Aaa : Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.
Aa : Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A : Obligations rated A are considered upper-medium grade and are subject to low credit risk.
Baa : Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.
Ba : Obligations rated Ba are judged to have speculative elements are subject to substantial credit risk.
B : Obligations rated B are considered speculative elements and are subject to high credit risk.
Caa : Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.
Ca : Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C : Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.
S&P
AAA : An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA : An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A : An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
BBB : An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
BB , B, CCC, CC and C: Obligations rated ‘BB’, ‘B’, ‘CCC’ ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB : An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B : An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.
CCC : An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC : An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.
C : The ‘C’ rating may be used to over a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.
D : An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or taking of a similar action if payments on an obligation are jeopardized.
Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.
NR : This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Fitch
Investment Grade
AAA : Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA : Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A : High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.
BBB : Good credit quality. ‘B’ ratings indicate that there is currently expectations of low credit risk. The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment grade category.
Speculative Grade
BB : Speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.
B : Highly speculative.
•	For issuers and performing obligations, ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.
•	For individual obligations, may indicate distressed or defaulted obligations with potential for extremely high recoveries. Such obligations would possess a Recovery Rating of ‘R1’ (outstanding).
CCC
•	For issuers and performing obligations, default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic conditions.
•	For individual obligations, may indicate distressed or defaulted obligations with potential for average to superior levels of recovery. Differences in credit quality may be denoted by plus/minus distinctions. Such obligations typically would possess a Recovery Rating of ‘R2’ (superior), or ‘R3’ (good) or ‘R4’ (average).
CC
•	For issuers and performing obligations, default of some kind appears probable.
•	For individual obligations, may indicate distressed or defaulted obligations with Recovery Raging of ‘R4’ (average) or ‘R5’ (below average).

C
•	For issuers and performing obligations, default is imminent.
•	For individual obligations, may indicate distressed or defaulted obligations with potential for below-average to poor recoveries. Such obligations would possess a Recovery Rating of ‘R6’ (poor).
RD
Indicates an entity that has failed to make due payments (within the applicable grace period) on some but not all material financial obligations, but continues to honor other classes of obligations.
D
Indicates an entity that has defaulted on all of its financial obligations. Default generally is defined as one of the following:
•	failure of an obligor to make timely payment of principal and/or interest under the contractual terms of any financial obligation;
•	the bankruptcy filings, administration, receivership, liquidation or winding-up or cessation of business of an obligor; or B-3
•	the distressed or other coercive exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation.
Default ratings are not assigned prospectively; within this context, non-payment on an instrument that contains a deferral feature or grace period will not be considered a default until after the expiration of the deferral or grace period.
Issuers will be rated ‘D’ upon a default. Defaulted and distressed obligations typically are rated along the continuum of ‘C’ to ‘B’ rating categories, depending upon their recovery prospects and other relevant characteristics. Additionally, in structured finance transactions, where analysis indicates that an instrument is irrevocably impaired such that it is not expected to meet pay interest and/or principal in full in accordance with the terms of the obligation’s documentation during the life of the transaction, but where no payment default in accordance with the terms of the documentation is imminent, the obligation may be rated in the ‘B’ or CCC-C categories.
Default is determined by reference to the terms of the obligations’ documentation. Fitch will assign default ratings where it has reasonably determined that payment has not been made on a material obligation in accordance with the requirements of the obligation’s documentation, or where it believes that default ratings consistent with Fitch’s published definition of default are the most appropriate ratings to assign.

CORPORATE AND TAX-EXEMPT COMMERCIAL PAPER RATINGS
Moody’s
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1 : Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2 : Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3 : Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP : Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
S&P
Commercial Paper
A standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from ‘A’ for the highest-quality obligations to ‘D’ for the lowest. These categories are as follows:
A-1 : This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.
A-2 : Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated ‘A-1’.
A-3 : Issues carrying this designation have an adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.
B : Issues rated ‘B’ are regarded as having only speculative capacity for timely payment.
C : This rating is assigned to short-term debt obligations with a doubtful capacity for payment.
D : Debt rated ‘D’ is in payment default. The ‘D’ rating category is used when interest payments of principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes such payments will be made during such grace period.
Dual Ratings
S&P assigns ‘dual’ rating to all debt issues that have a put option or demand feature as part of their structure.
The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols for the put option (for example, ‘AAA/A-1+’). With short-term demand debt, not rating symbols are used with the commercial paper rating symbols (for example, ‘SP-1+/A-1+’).

Other Considerations - The ratings of S&P, Moody’s, and Fitch represent their respective opinions of the quality of the municipal securities they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, municipal securities with the same maturity, coupon and ratings may have different yields and municipal securities of the same maturity and coupon with different ratings may have the same yield.
TAX-EXEMPT NOTE RATINGS
Moody’s
Short-Term Debt Ratings
There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG : This designation denotes speculative-grade credit quality. Dept instruments in this category may lack sufficient margins of protection.
S&P
Short-Term Issue
A Standard & Poor’s U.S. municipal note reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:
•	Amortization schedule — the larger the final maturity relative to other maturities, the more likely it will be treated as note; and
•	Source of payment — the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
SP-1 : Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2 : Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3 : Speculative capacity to pay principal and interest.

JOHN HANCOCK COLLATERAL INVESTMENT TRUST
PART C
     ITEM 28. EXHIBITS
     (a) Declaration of Trust.1
     (b) By-Laws.1
     (c) Instruments Defining Rights of Security Holders. Reference is made to Exhibits (a) and (b).
     (d) Investment Advisory Agreement.1
     (e) Not applicable.
     (f) Bonus or Profit Sharing Contracts. Not applicable.
     (g) Custodian Agreement.1
     (h1) Amended and Restated Transfer Agency and Service Agreement with John Hancock Signature Services, Inc. 2
     (h2) Service Agreement with John Hancock Advisers, LLC 1
     (h3) Chief Compliance Officer Services Agreement with John Hancock Asset Management, a division of Manulife Asset Management (US) LLC1
     (i) Not applicable.
     (j) Not applicable.
     (k) Not applicable.
     (l) Initial Capital Agreements. Not applicable.
     (m) Rule 12b-1 Plan. Not applicable.
     (n) Rule 18f-3 Plan. Not applicable.
     (o) Reserved.
     (p1) Code of Ethics. John Hancock Collateral Investment Trust1
     (p2) Code of Ethics. Adviser: John Hancock Asset Management, a division of Manulife Asset Management (US) LLC1

[1]	Previously filed as an exhibit to the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on June 1, 2009.

[2]	Previously filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on April 28, 2011.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.
No person is directly or indirectly controlled by or under common control with the Fund.
ITEM 30. INDEMNIFICATION.
     Indemnification provisions relating to the Fund’s Trustees, officers, employees and agents are set forth in Article IV of the Fund’s Declaration of Trust included as Exhibit (a) herein.
Section 5.06 of the Limited Liability Company Agreement of Manulife AM (US) provides as follows:
     5.06 Indemnification and Exculpation.
          (a) No Indemnitee, and no shareholder, director, officer, member, manager, partner, agent, representative, employee or Affiliate of an Indemnitee, shall have any liability to the Company or to any Member for any loss suffered by the Company (or the Corporation) which arises out of any action or inaction by such Indemnitee with respect to the Company (or the Corporation) if such Indemnitee so acted or omitted to act (i) in the good faith (A) belief that such course of conduct was in, or was not opposed to, the best interests of the Company (or the Corporation), or (B) reliance on the provisions of this Agreement, and (ii) such course of conduct did not constitute gross negligence or willful misconduct of such Indemnitee.
          (b) The Company shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a Director or Officer, or is or was serving, or has agreed to serve, at the request of the Company (or previously at the request of the Corporation), as a director, officer, manager or trustee of, or in a similar capacity with, another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.
          (c) As a condition precedent to his right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity hereunder will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.
          (d) In the event that the Company does not assume the defense of any action, suit, proceeding or investigation of which the Company receives notice under this Section 5.06, the Company shall pay in advance of the final disposition of such matter any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 5.06, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made if it is determined as provided in (f) below that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

          (e) The Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. In addition, the Company shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.
          (f) All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (i) a majority vote of the Directors consisting of persons who are not at that time parties to the action, suit or proceeding in question (“Disinterested Directors”), whether or not a quorum, (ii) a majority vote of a quorum of the outstanding Common Shares, which quorum shall consist of Members who are not at that time parties to the action, suit or proceeding in question, (iii) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Company), or (iv) a court of competent jurisdiction.
          (g) The indemnification rights provided in this Section 5.06 (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of Members or Disinterested Directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Company may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company and such rights may be equivalent to, or greater or less than, those set forth in this Section 5.06. Any indemnification to be provided hereunder may be provided although the person to be indemnified is no longer a Director or Officer.
     Under Section 12 of the Placement Agent Agreement, John Hancock Funds, LLC (“John Hancock Funds”) has agreed to indemnify the Fund and its Trustees, officers and controlling persons against claims arising out of certain acts and statements of John Hancock Funds.
     Section 9(a) of the By-Laws of John Hancock Life Insurance Company (“the Insurance Company”) provides, in effect, that the Insurance Company will, subject to limitations of law, indemnify each present and former director, officer and employee of the Insurance Company who serves as a Trustee or officer of the Registrant at the direction or request of the Insurance Company against litigation expenses and liabilities incurred while acting as such, except that such indemnification does not cover any expense or liability incurred or imposed in connection with any matter as to which such person shall be finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Insurance Company. In addition, no such person will be indemnified by the Insurance Company in respect of any final adjudication unless such settlement shall have been approved as in the best interests of the Insurance Company either by vote of the Board of Directors at a meeting composed of directors who have no interest in the outcome of such vote, or by vote of the policyholders. The Insurance Company may pay expenses incurred in defending an action or claim in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such payment if he should be determined not to be entitled to indemnification.
Article V of the Limited Liability Company Agreement of John Hancock Advisers, LLC provide as follows:

“Section 5.06. Indemnification and Exculpation.
     (a) No Indemnitee, and no shareholder, director, officer, member, manager, partner, agent, representative, employee or Affiliate of an Indemnitee, shall have any liability to the Company or to any Member for any loss suffered by the Company (or the Corporation) which arises out of any action or inaction by such Indemnitee with respect to the Company (or the Corporation) if such Indemnitee so acted or omitted to act (i) in the good faith (A) belief that such course of conduct was in, or was not opposed to, the best interests of the Company (or the Corporation), or (B) reliance on the provisions of this Agreement, and (ii) such course of conduct did not constitute gross negligence or willful misconduct of such Indemnitee.
     (b) The Company shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a Director or Officer, or is or was serving, or has agreed to serve, at the request of the Company (or previously at the request of the Corporation), as a director, officer, manager or trustee of, or in a similar capacity with, another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.
     (c) As a condition precedent to his right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity hereunder will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.
     (d) In the event that the Company does not assume the defense of any action, suit, proceeding or investigation of which the Company receives notice under this Section 5.06, the Company shall pay in advance of the final disposition of such matter any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 5.06, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made if it is determined that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.
     (e) The Company shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. In addition, the Company shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.
     (f) All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the Directors consisting of persons who are not at that time parties to the action, suit or proceeding in question (“Disinterested Directors”), whether or not a quorum, (b) a majority vote of a quorum of the outstanding Common Shares, which quorum shall consist of Members who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Company), or (d) a court of competent jurisdiction.
     (g) The indemnification rights provided in this Section 5.06 (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of Members or Disinterested Directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Company may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company and such rights may be equivalent to, or greater or less than, those set forth in this Section 5.06. Any indemnification to be provided hereunder may be provided although the person to be indemnified is no longer a Director or Officer.
Registrant’s Trustees and officers are insured under a standard investment company errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their official capacities as such.
ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
     See Item 19, “Investment Advisory and Other Services,” in the Part B for information regarding the business of the Adviser. For information as to the business, profession, vocation or employment of a substantial nature of each director, officer or partner of the Adviser, reference is made to the Adviser’s Form ADV, as amended, filed under the Investment Advisers Act of 1940, which is incorporated herein by reference.
ITEM 32. PRINCIPAL UNDERWRITERS
     Not applicable.
ITEM 33. LOCATION OF ACCOUNTS AND RECORDS.
     The Fund maintains the records required to be maintained by it under Rules 31a-1(a), 31a-a(b), and 31a-2(a) under the Investment Company Act of 1940 as its principal executive offices at 101 Huntington Avenue, Boston, MA 02199-7603 and by Manulife Asset Management (US) LLC, at its principal executive offices at 101 Huntington Avenue, Boston, MA 02199-7603. Certain records, including records relating to Fund’s shareholders and the physical possession of its securities, are maintained pursuant to Rule 31a-3 at the main office of Fund’s Administrator, Transfer Agent and Custodian.
ITEM 34. MANAGEMENT SERVICES.
     Not applicable.
ITEM 35. UNDERTAKINGS.
     Not applicable.

APPENDIX D
ARTICLE III
SHAREHOLDERS
Section 3.4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission) by the shareholder or the shareholder’s attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

D-1

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Boston, and Commonwealth of Massachusetts, on the 25th day of April, 2012.

JOHN HANCOCK COLLATERAL INVESTMENT TRUST
By:	/s/ Carolyn Flanagan
	Name:	Carolyn M. Flanagan
	Title:	Secretary and Chief Legal Officer

No Exhibits Filed Herewith.